                            AIM FUNDS MANAGEMENT INC.

                                 CODE OF ETHICS

                           (EFFECTIVE JANUARY 1,2005)

CONTENTS

      -  Code of Ethics

      -  Rules and Procedures Adopted Under the Code of Ethics

      - Appendix 1 - Policy for Director and Employee Personal Dealings in the Shares and Options of AMVESCAP PLC

      -  Appendix 2 - AMVESCAP Code of Conduct

      -  Exhibit 1 - Pre-clearance of Personal Securities Transactions

      -  Exhibit 2 - Covered Account Examples

      -  Exhibit 3 - Initial/Annual Acknowledgement Form

      -  Exhibit 4 - Sample Letter of Direction to Broker

AIM FUNDS MANAGEMENT INC.                                         CODE OF ETHICS

                            AIM FUNDS MANAGEMENT INC.

                                 CODE OF ETHICS
                  (INCLUDES ALL AMENDMENTS TO JANUARY 1, 2005)

1.    STATEMENT OF GENERAL PRINCIPLES

      1.1 As a fiduciary, AIM owes an undivided duty of loyalty to the Funds, and to the unitholders and the shareholders of those Funds. All employees must conduct themselves so as to avoid any actual conflict of interest with the Funds. All employees must refrain from conduct, which could give rise to the appearance of a conflict of interest.

      1.2 The purpose of the Code is to ensure the fair treatment of the Funds through the highest standards of integrity and ethical business conduct by our employees. The Code is designed to ensure, among other things, that the personal securities transactions of all employees are conducted in accordance with the following general principles:

      1.2.1 a duty at all times to place the interests of the Funds first and foremost;

            1.2.2 the requirement that all personal securities transactions be conducted in a manner consistent with this Code and in a manner that avoids any actual or potential conflict of interest or the appearance of a conflict of interest or any abuse of an employee's position of trust and responsibility; and

            1.2.3 the principle that employees should not take otherwise inappropriate advantage of their positions.

      1.3 No code of ethics can address every circumstance that may give rise to a conflict, a potential conflict or an appearance of a conflict of interest. Therefore, every employee is expected to be alert to any actual or potential conflicts of interest with AIM's clients, including the Funds, and to conduct himself or herself with good judgment. Failure to exercise good judgment, as well as violations of the Code, may result in the imposition of sanctions, including suspension or dismissal.

2.    DEFINITIONS

      2.1 In this Code of Ethics, the following terms have the following meanings:

      "ACCESS PERSON" has the meaning ascribed thereto by the Procedures;

      "AFFILIATE" AND "ASSOCIATE", when used in relation to any person, have the meanings ascribed to them by the Securities Act (Ontario);

      "AMVESCAP" means AMVESCAP PLC;

      "AIM" means AIM Funds Management Inc.;

                                       1
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AIM FUNDS MANAGEMENT INC.                                         CODE OF ETHICS

      "CODE" means this Code of Ethics;

      "COMMITTEE" means the Code of Ethics Committee established pursuant to this Code;

      "EMPLOYEE" means any full-time employee, part-time employee or contract employee of AIM unless expressly stated otherwise;

      "FORMS" means forms as prescribed by the Procedures;

      "FUNDS" means collectively the mutual funds and segregated funds, which from time to time make up the AIM Trimark Family of Funds and the other investment pools and similar investment products sponsored, managed or distributed by AIM and, unless the context otherwise requires or otherwise indicated, the Sub-Advised Funds and the US Funds;

      "GOVERNMENTAL AUTHORITY" means the government of any sovereign state or any political subdivision thereof, or of any political subdivision of a political subdivision thereof, and any entity-exercising executive, legislative, judicial, regulatory, administrative or other function of or pertaining to government;

      "LAW" means any law, code, treaty, rule, regulation or regulatory policy or determination of an arbitrator or Governmental Authority;

      "NON-PUBLIC INFORMATION" or "INSIDE INFORMATION" means information which has not been effectively communicated to the public such that the public has not had time to absorb the information. For example, information found in a report filed with the Ontario Securities Commission, the United States Securities and Exchange Commission, or appearing in Dow Jones, Reuters Economic Services, Bloomberg Services, The Wall Street Journal, The Globe & Mail or other publications of general circulation would be considered public;

      "PERSON" means an individual, partnership, corporation, trust, joint venture, unincorporated association, board or body established by statute, government (or any agency or political subdivision thereof) or other entity;

      "PROCEDURES" means the Rules and Procedures adopted under this Code of Ethics;

      "SEC" means the Securities and Exchange Commission of the United States;

      "SECURITIES AUTHORITIES" means the Ontario Securities Commission and equivalent regulatory authorities in each province and territory of Canada and, where the context so requires, the SEC;

      "SECURITIES LEGISLATION" means the Laws of each province and territory of Canada which are applicable to AIM and the Funds and include the requirements, rules and policies of the Securities Authorities and, where the context so requires, the US Laws;

      "SUB-ADVISED FUNDS" means collectively the mutual funds and other investment products or funds (other than the US Funds) sponsored, distributed and/or maintained by an affiliate of AIM or a third party, to which AIM provides sub-advisory services;

                                       2
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AIM FUNDS MANAGEMENT INC.                                         CODE OF ETHICS

      "US FUNDS" means any open-end investment company (i.e., a US mutual fund) registered under the US Investment Company Act (1940) managed by an affiliate of AIM or a third party, to which AIM provides sub-advisory services;

      "US LAWS" means the US Securities Act (1933), the US Securities Exchange Act of 1934, US Investment Advisers Act (1940) and the US Investment Company Act (1940) and the rules applicable thereunder.

3.    APPLICABILITY

      3.1 Unless otherwise stated expressly in this Code, the provisions of this Code shall apply to all officers, directors and employees of AIM.

      3.2 The Code shall also apply to contract and part-time employees, who are treated under this Code in the same manner as full-time employees.

4.    INTERPRETATION AND ENFORCEMENT

      4.1 The President and Chief Executive Officer of AIM shall appoint a Code of Ethics Committee. The Committee shall have responsibility for interpreting the provisions of the Code, for adopting and implementing Procedures and for supervising enforcement of the Code. The Committee will appoint an officer to monitor personal investment activity by Access Persons, both before and after any trade occurs, to prepare periodic and annual reports, to conduct educational seminars and to be responsible for the general administration of the Code. In the event of a finding that a violation has occurred requiring significant remedial action, the Committee shall take such action as it deems appropriate including imposing sanctions or enforcing disgorgement of improper profits.

      4.2 The Committee shall make recommendations and submit reports to the Board of Directors of AIM and to the Advisory Board of the Funds with respect to the Funds other than the US Funds and the Sub-Advised Funds. The Committee shall make recommendations and submit reports with respect to the US Funds and the Sub-Advised Funds to the Board of Directors of AIM and to their respective manager, as may be required.

      4.3 If a sub-advisor is appointed by AIM for a Fund, AIM shall request and review the following:

            4.3.1 The code of ethics and related procedures of the sub-advisor, and a statement as to its employees' compliance therewith;

            4.3.2 Any statement or policy on insider trading and the procedures designed to prevent the misuse of material non-public information by any person associated with such sub-advisor; and

            4.3.3 Such other information as may reasonably be necessary for AIM to satisfy itself as to the existence of appropriate policies and controls relating to conflicts of interest.

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AIM FUNDS MANAGEMENT INC.                                         CODE OF ETHICS

5.    PROCEDURES ADOPTED UNDER THE CODE

      From time to time, the Committee shall prescribe Procedures to carry out the intent of the Code. Without limiting the generality of the foregoing, the Committee shall establish Procedures relating to employees (both upon hiring or otherwise becoming covered by the Code, and on an ongoing basis thereafter while they remain covered by the Code) and prescribe Forms for completion by employees. Such Procedures and Forms are hereby incorporated into the Code and form part of the Code. Therefore, a violation of the Procedures or Forms shall be deemed a violation of the Code itself.

      In particular, the Committee shall prescribe such procedures under the Code as it deems reasonably necessary to prevent its Access Persons from engaging in conduct prohibited by Rule 17j-l(b) under the US Investment Company Act (1940) with respect to US Funds, which procedures will be provided for approval to the Board of Directors of each US Fund (i) initially and (ii) thereafter, within six months of adoption of any material change.

6.    COMPLIANCE WITH GOVERNING LAWS, REGULATIONS AND PROCEDURES

      6.1   COMPLIANCE WITH LAWS

      Every employee is prohibited in knowingly engaging in any conduct, which violates any Law to which the employee, the Funds or AIM is subject. Each employee has a duty to know, understand and comply with those laws, which apply to his/her employment duties and responsibilities. Each employee should be aware that his/her legal obligations may be more extensive than his/her obligations to AIM and to the Funds under this Code. If an employee is uncertain about these requirements, he/she should contact the Chief Compliance Officer of AIM.

      6.2   COMPLIANCE WITH THIS CODE

      Each employee shall maintain knowledge of and shall comply with the provisions of this Code and any Procedures adopted hereunder. No employee shall knowingly participate in, assist, or condone any act that violates any Laws applicable to AIM or any provision of this Code.

      6.3   TIPPING

      Trading on or communicating, other than to persons with a need to know, material non-public information, or inside information, of any sort, whether obtained in the course of research activities, through a client relationship or otherwise, is strictly prohibited.

      6.4   SUPERVISION OF EMPLOYEES

      Each employee having managerial or supervisory responsibility shall exercise a reasonable degree of supervision over their employees, with a view to preventing any

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AIM FUNDS MANAGEMENT INC.                                         CODE OF ETHICS

      violation by such persons of applicable Laws, AIM's corporate procedures, or the provisions of this Code.

      6.5   ANTI-MONEY LAUNDERING - TERRORIST FINANCING

      The attempted use of financial institutions and instruments to launder money or finance terrorist activity is a significant problem that has resulted in the passage of strict laws in many countries. Money laundering attempts to disguise money derived from illegal activity including drug trafficking, terrorism, organized crime, fraud, and many other crimes. Money launderers go to great lengths to hide the sources of their funds. Among the most common stratagems are placing cash in legitimate financial institutions (such as mutual funds), layering between numerous financial institutions, and integrating the laundered proceeds back into the economy as apparently legitimate funds.

      Terrorist financing provides funds for terrorist activities. Terrorist activity has as its main objective to intimidate a population or compel a government to take action. This is done by intentionally harming or endangering a person, causing substantial property damage that is likely to seriously harm people or interfering with or disrupting essential services, facilities or systems. A terrorist group is one that is able to build and maintain an effective financial infrastructure. It must develop sources of funding and obscure the links between those sources and the activities the money supports. The funds must be readily available.

      AIM maintains strict policies regarding these matters. Such policies are outlined in the Mutual Fund Dealer Policies and Procedures manual and the Compliance Manual that may be obtained through the Legal & Compliance Department.

      6.6   REPORTING OF VIOLATIONS

      Any employee who has evidence that a violation of any Law or of this Code has occurred shall immediately report such evidence to the Chief Compliance Officer of AIM. Such action by the employee will remain confidential, unless the employee waives confidentiality or disclosure is required by legal or regulatory process. Failure to report such evidence may result in disciplinary proceedings and may include sanctions as set forth in Section 9 hereof.

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AIM FUNDS MANAGEMENT INC.                                         CODE OF ETHICS

7.    CONFLICTS OF INTEREST (1)

      7.1 Employees shall avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest with AIM its affiliates and/or associates, or the Funds, which may be otherwise detrimental to the interests of AIM its affiliates and/or associates or the Funds.

8.    ETHICAL STANDARDS

      8.1   AMVESCAP CODE OF CONDUCT

      Employees shall conduct themselves in a manner consistent with the ethical and fiduciary standards of AMVESCAP as described in AMVESCAP's Code of Conduct (Appendix 2). AIM has a statutory duty to the Funds to act honestly in good faith and in their best interests and to exercise the degree of care, diligence and skill that a reasonably prudent manager would exercise in the circumstances.

      8.2   FIDUCIARY STANDARDS

      Employees shall act in a manner consistent with their fiduciary obligation to the Funds, and shall not deprive any Fund of an investment opportunity in order to personally benefit from that opportunity. The failure of an employee to recommend an investment opportunity to, or to purchase an investment opportunity for, a Fund in order to obtain a personal benefit is considered a course of conduct that deprives a Fund of an investment opportunity. Such conduct is a violation of this Code. An example of this type of prohibited conduct is effecting a personal transaction in a security and intentionally failing to recommend, or failing to effect, a suitable Fund transaction in the same security.

----------
(1) Conflicts of interest generally result from a situation in which an individual has a personal interest in a matter that is or may be competitive with his or her responsibilities to other persons or entities (such as AIM or the Funds) or where an individual has or may have competing obligations or responsibilities to two or more persons or entities. In the case of the relationship between a Fund on the one hand, and AIM, its officers, directors and employees, on the other hand, such conflict may result from the purchase or sale of securities for a Fund and for the personal account of the individual involved [or the account of any "affiliate" or "associate" of such individual, as such terms are defined in the Securities Act (Ontario)]. Such conflict may also arise from the purchase or sale for a Fund in which an officer, director or employee of AIM has an economic interest. Moreover, such conflict may arise in connection with vendor relationships in which such employee has any direct or indirect financial interest, family interests or other personal interest. To the extent of conflicts of interest between AIM and a vendor, such conflicts must be resolved in a manner that is not disadvantageous to AIM. In any such case, potential or actual conflicts must be disclosed to the Chief Compliance Officer of AIM and the first preference and priority must be to avoid such conflicts of interest wherever possible and, where they unavoidably occur, to resolve them in a manner that is not disadvantageous to a client. If you are uncertain as to whether a conflict of interest exists or could arise, discuss the matter with the Chief Compliance Officer. The Chief Compliance Officer is responsible for resolving conflicts of interest.

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AIM FUNDS MANAGEMENT INC.                                         CODE OF ETHICS

      8.3   OUTSIDE ACTIVITIES

      Without the knowledge and approval of the employee's supervisor, no employee shall engage in a business activity or practice for compensation in competition with AIM, its affiliates and/or associates. Every Access Person shall obtain the written approval of AIM's President and Chief Executive Officer to participate on a board of directors/trustees of any of the following organizations:

            -     publicly traded company, partnership or trust;

            -     hospital or philanthropic institution;*

            -     local municipal authority; * and/or

            -     charitable [or other not for profit] organization.*

      * These restrictions relate to organizations that have or intend to raise proceeds in a public securities offering.

      In the relatively small number of instances in which board approval is authorized, investment personnel serving as directors shall be isolated from those making investment decisions through AIM's information barrier (Chinese Wall) Procedures.

      8.4   STANDARD OF CARE IN INVESTMENT MANAGEMENT

      Every employee, in making an investment recommendation or taking any investment action, shall act honestly, in good faith and in the best interests of the Funds and shall exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in the circumstances.

      8.5   IMPROPER INFLUENCE

      No employee shall attempt to improperly influence for his or her personal benefit any investment strategy to be followed or investment action to be taken by AIM, its affiliates and/or associates for the Funds.

      8.6   IMPROPER USE OF KNOWLEDGE

      No employee shall improperly use for personal benefit any knowledge, whether obtained through his or her relationship with AIM or otherwise, of any investment recommendation made or to be made, or of any investment action taken or to be taken by AIM for the Funds.

      8.7   USE OF PORTFOLIO INFORMATION

      No employee shall disclose any non-public information relating to a Fund's portfolio or transactions or to the investment recommendations of AIM, nor shall any employee disclose any non-public information relating to the business or operations of AIM, its affiliates and/or associates unless properly authorized to do so.

      8.8   GIFTS AND GRATUITIES

      No employee shall accept, directly or indirectly, from a broker/dealer or other vendor who transacts business with AIM or the Funds, any gifts, gratuities or other things of

                                       7
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AIM FUNDS MANAGEMENT INC.                                         CODE OF ETHICS

      more than de minimis value or significance that their acceptance might reasonably be expected to interfere with or influence the exercise of independent and objective judgment in carrying out such person's duties or otherwise gives the appearance of a possible impropriety. For this purpose, gifts, gratuities and other things of value shall not include unsolicited entertainment so long as such unsolicited entertainment is not so frequent or extensive as to raise any question of impropriety.

      8.9   IPOS

      No Access Person shall acquire securities for an account for which he/she has a direct or indirect beneficial interest in an initial public offering ("IPO") or on behalf of any person, entity or organization that is not an AIM client. The only exemption is for Access Persons' discretionary accounts as is expressly provided for, if at all, in the Procedures.

      8.10  FOREIGN SECURITIES AND PRIVATE PLACEMENTS

      Any proposed personal securities transactions by Access Persons in connection with a security that is not registered for sale under Securities Legislation in Canada must be pre-approved by the Chief Compliance Officer (or her designee). Private placements will not be approved unless, in addition to the requirements for approval of other trades, the Chief Compliance Officer is satisfied that the issuer is a "private company" under Securities Legislation and the Access Person has no reason to believe that the issuer or a related subsidiary company (whether or not such security are of the same class as the security held by such Access Person) will make a public offering of its securities within the next twelve months.

      8.11  TRADING BY ACCESS PERSONS IN SECURITIES TRADED BY FUNDS

      No Access Person may engage in a transaction in connection with the purchase or sale of a security within seven calendar days before and after a Fund trades in that same (or equivalent) security unless the de minimis exemption is available.

      8.12  SHORT-TERM TRADING

      No Access Person may purchase and voluntarily sell, or sell and voluntarily purchase the same (or equivalent) securities of the same issuer within 60 calendar days unless such employee complies with the disgorgement procedures adopted by the Code of Ethics Committee. Subject to certain limited exceptions set forth in the related Procedures, any transaction under this provision may result in disgorgement proceedings for any profits received in connection with such transaction by such employee. No employee (whether or not an Access Person) may trade in shares of open-end mutual funds sponsored or distribued by AIM or another AMVESCAP company except in accordance with procedures adopted under this Code.

9.    POLITICAL CONTRIBUTIONS AND ACTIVITY

      9.1 In accordance with AMVESCAP policies, AIM does not make political contributions nor does AIM participate in political activities, at any level of government. AIM makes no corporate donations to any political party or cause, including:

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AIM FUNDS MANAGEMENT INC.                                         CODE OF ETHICS

            -     No purchases of seats or tables at fundraising events

            - No contributions to political parties or candidate campaigns (includes local or municipal politics)

            -     No endorsements of candidates

            - No use of AIM resources (e.g. photocopying, printing, use of office space for meetings) in aid of political activity

      No employee may make any such political contributions on behalf of AIM. Any employee who makes such a contribution, regardless of whether or not it is made to a registered political party, will not be reimbursed by AIM. If a contribution has already been made (for example, on a corporate credit card), the employee will be required to reimburse AIM. Breaches of this policy may result in disciplinary action.

      Employees, as private citizens, are of course free to engage in any political activity they wish, subject to rules in the Code of Conduct regarding outside activities and conflict of interest rules. If the political activity will interfere with the employee's ability to perform his or her job (e.g. running for office), the employee should discuss it with his or her manager.

10.   SANCTIONS

      10.1 Employees violating the provisions of AIM's Code or any Procedures adopted hereunder may be subject to sanctions, which may include, among other things, restrictions on such person's personal securities transactions; a letter of admonition, education or formal censure; fines, suspension, re-assignment, demotion or termination of employment; or other significant remedial action. Employees may also be subject to disgorgement proceedings for transactions in securities that are inconsistent with Sections 8.9 to 8.12 above.

11.   GENERAL

      11.1 This Code and the related Procedures cannot, and do not, cover every situation in which choices and decisions must be made, because other AIM policies, practices and procedures (as well as good common sense) and good business judgment also apply. Every person subject to this Code should read and understand these documents thoroughly. They present important rules of conduct and operating controls for all employees. Employees are also expected to present questions to the attention of their supervisors and to the Chief Compliance Officer (or designee) and to report suspected violations as specified in these documents.

      11.2  The Effective Date of this Code, as amended, is January 1, 2005.

      11.3 Amendments to the Code shall be effective on the date and in the manner as determined by the Board of Directors of AIM from time to time.

AIM FUNDS MANAGEMENT INC.                 CODE OF ETHICS - RULES AND PROCEDURES

                           AIM FUNDS MANAGEMENT INC.

                              RULES AND PROCEDURES
                        ADOPTED UNDER THE CODE OF ETHICS

                  (INCLUDES ALL AMENDMENTS TO JANUARY 1, 2005)

PREAMBLE

1     INSIDER TRADING                                                                  1

      1.1   Prohibitions Against Insider Trading (All Employees)                       1

      1.2   Definitions                                                                1

            1.2.1  "Insider"                                                           1

            1.2.2  "Insider Trading"                                                   1

            1.2.3  "Material Information"                                              2

            1.2.4  "Non-Public"                                                        2

      1.3   "Front Running" or "Scapling"                                              2

      1.4   Reporting Obligation                                                       2

      1.5   Additional Insider Trading Requirements                                    3

2     DUTY TO MAINTAIN CONFIDENTIALITY                                                 3

      2.1   General                                                                    3

      2.2   Ensuring Client Privacy                                                    3

      2.3   Release of Confidential Information                                        3

3     PERSONAL SECURITIES TRANSACTIONS                                                 3

      3.1   Core Principles (All Employees & Access Persons)                           3

      3.2   Policies and Procedures Governing Personal Securities Transactions         4

            3.2.1  Applicability of Section 3                                          4

            3.2.2  Definition of Access Persons                                        4

            3.2.3  General Policy                                                      5

            3.2.4  Definition of Covered Account                                       5

            3.2.5  Pre-Clearance Requirements                                          5

            3.2.6  Pre-Clearance Procedures                                            6

            3.2.7  De Minimis Exemption                                                7

            3.2.8  Reporting Requirements                                              7

            3.2.9  Exemptions to Pre-clearance and Reporting Requirements              10

            3.2.10 Independent Directors                                               11

            3.2.11 Delegated Discretionary Accounts                                    11

            3.2.12 Restrictions on Certain Activities                                  12

            3.2.13 Prohibition Against Trading in Securities on "Restricted Lists"     12

            3.2.14 Prohibition Against Short-Term Trading Activities                   12

            3.2.15 Prohibition Against Short Sales                                     13

            3.2.16 Prohibition Against Purchases in Initial Public Offerings           13

            3.2.17 Restricted Securities Issued by Public Companies                    13

            3.2.18 Restrictions on Private Placements (Including Hedge Funds)          13

            3.2.19 Investment Clubs                                                    14

      3.3   Administration of Personal Securities Transactions                         14

            3.3.1  General                                                             14

            3.3.2  AMVESCAP Share Dealings                                             14


            3.3.3 Exceptions                                                           15

            3.3.4 Penalties and Sanctions                                              15

            3.3.5 Other Sanctions                                                      15

4     TRANSACTIONS IN SHARES OF AMVESCAP                                               15

      4.1   AMVESCAP Share Dealing Code                                                15

      4.2   Insider Trading, etc.                                                      15

      4.3   Application                                                                16

5     SOLICITATION OR ACCEPTANCE OF GIFTS AND GRATUITIES                               16

      5.1   General                                                                    16

6     CODE OF ETHICS COMMITTEE                                                         16

      6.1   Members                                                                    16

      6.2   Responsibilities                                                           16

      6.3   Reporting                                                                  17

      6.4   Meetings                                                                   17

7     OUTSIDE ACTIVITIES                                                               17

      7.1   Compensated Activity                                                       17

      7.2   Other Activity                                                             18

8     ADMINISTRATIVE PROCEDURES                                                        18

      8.1   Distribution of Code of Ethics and Procedures Adopted Under the Code       18

            8.1.1 At Commencement of Employment                                        18

            8.1.2 Orientation Session                                                  18

            8.1.3 Annual Review                                                        18

      8.2   Record Keeping Responsibilities                                            18

      8.3   Annual Seminars                                                            19

      8.4   Special Reports for Directors                                              19

      8.5   Annual Reports                                                             19

9     PENALTIES FOR VIOLATIONS OF THE CODE                                             20

      9.1   Sanctions                                                                  20

      9.2   Disgorgement of Profits                                                    20

      9.3   Civil and Criminal Penalties                                               20

10    THIRD PARTY INVESTMENT ADVISORS                                                  20

11    AMENDMENTS TO THESE PROCEDURES                                                   21

APPENDICES                                                                             22

EXHIBITS                                                                               22

AIM FUNDS MANAGEMENT INC.                 CODE OF ETHICS - RULES AND PROCEDURES

                            AIM FUNDS MANAGEMENT INC.

                 RULES AND PROCEDURES ADOPTED UNDER THE CODE OF
                                     ETHICS
                  (Includes all Amendments to January 1, 2005)

PREAMBLE

These Procedures have been adopted by the Code of Ethics Committee of AIM Funds Management Inc. to carry out the intent of the Code of Ethics of AIM, and are incorporated by reference into and form part of AIM's Code. The Code has been approved by the Board of Directors of AIM.

1.       INSIDER TRADING

         1.1      PROHIBITION AGAINST INSIDER TRADING (ALL EMPLOYEES)

         AIM forbids its directors and employees from trading, either personally or on behalf of others (including the Funds managed by AIM), on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading". This policy applies to every person subject to the Code and extends to activities within and outside their duties at AIM.

         1.2      DEFINITIONS

         As used in this Section 1 certain key terms have the following meanings:

                  1.2.1    "INSIDER"

                  The concept of "Insider" is broad, and is generally understood to include, at a minimum, all directors, officers and employees of a company. Directors, officers and employees of AMVESCAP and its subsidiary companies are deemed to be Insiders of AMVESCAP. In addition, any person may be a temporary Insider if he/she enters into a special, confidential relationship with a company in the conduct of its affairs and, as a result, has access to non-public information developed for the company's purposes. Thus, any person associated with AMVESCAP or any of its subsidiaries may become a temporary Insider of a company that is advised by a subsidiary or for which a subsidiary performs other services. Temporary Insiders of a company may also include, for example, its attorneys, accountants, consultants and other agents, or employees of its bank lenders and major customers.

                  1.2.2    "INSIDER TRADING"

                  While the law concerning "Insider Trading" is not static, it generally includes: (a) trading by an Insider while in possession of undisclosed or Non-Public information which is, as concerns an issuer, a material change or a material fact (together "Material Information"); (b) trading by non-insiders while in possession of Material Information either improperly obtained by the non-insider or disclosed to the non-insider by an Insider in violation of

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AIM FUNDS MANAGEMENT INC.                 CODE OF ETHICS - RULES AND PROCEDURES

                  the Insider's duty to keep it confidential; and (c) communicating Material Information to others.

                  1.2.3    "MATERIAL INFORMATION"

                  A material change is defined in the Securities Act (Ontario) to be a change in the business, operations or capital of the issuer that would reasonably be expected to have a significant effect on the market price or value of any of the securities of the issuer and includes a decision to implement such a change made by the board of directors of the issuer or by senior management of the issuer who believe that confirmation of the decision by the board of directors is probable. A material fact means (i) a fact that significantly affects, or would reasonably be expected to have a significant effect on, the market price or value of such securities or (ii) with respect to US Funds, a fact for which there is a substantial likelihood that a reasonable investor would consider the fact important in making his or her investment decisions. Examples of Material Information include (but are not limited to) changes in dividends or dividend policy, earnings estimates or changes in previously released earnings estimates, developments concerning significant merger or acquisition proposals, developments in major litigation, and significant changes in management.

                  1.2.4    "NON-PUBLIC"

                  While the law concerning "Non-Public" information is not static, it is generally understood that information is non-public until it has been effectively communicated to the public. Examples of effective public communication include (but are not limited to) disclosing the information in a report filed with the Securities Authorities or a publication of general circulation.

         1.3      "FRONT RUNNING" OR "SCAPLING"

         Employees may not acquire or dispose of a financial interest in a security if such acquisition or disposition is based upon the employee's knowledge of actions already taken, being taken or being considered by AIM on behalf of any of the Funds. Such prohibited conduct is considered to violate the Code. Examples of this type of prohibited conduct include:

                  1.3.1 to obtain a personal financial interest, an employee uses knowledge of a future purchase of a security by a Fund and buys the security or acquires financial interest in the security before the Fund buys the security; or

                  1.3.2 to obtain a personal financial interest, an employee uses knowledge of a future sale of a security by a Fund and sells the security for any account with respect to which the employee has a financial interest before the Fund sells the security (e.g., the employee sells short a security based on knowledge of a future sale of the security by a Fund).

         1.4      REPORTING OBLIGATION

         Any Director, officer or employee who possesses or believes that he/she may possess undisclosed or non-public Material Information about any issuer of securities which could put such person in a conflict of interest with AIM or any of the Funds must report the matter immediately to the Chief Compliance Officer (or designee), who will review the matter and provide further instructions as to the appropriate handling of the information.

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AIM FUNDS MANAGEMENT INC.                 CODE OF ETHICS - RULES AND PROCEDURES

         1.5      ADDITIONAL INSIDER TRADING REQUIREMENTS

         AIM recognizes that certain relationships with non-employees may, from time to time, present particular risks that Insider Trading could occur. Those risks may be present, for example, through certain arrangements with consultants or independent contractors who have entered into long-term services arrangements with AIM pursuant to which they are expected to have access to Non-Public information in connection with those arrangements (such information may relate to AIM or some outside source, and may be obtained from AIM or some outside source). Accordingly, as part of the process for engaging the services of consultants or other independent contractors, the Chief Compliance Officer shall take such steps as may be reasonably determined to be necessary or appropriate. Those steps may or may not include requiring a non-employee to agree to be bound by this Code and these Procedures as if he or she were an Access Person.

2.       DUTY TO MAINTAIN CONFIDENTIALITY

         2.1      GENERAL

         Employees may not disclose to any person confidential information obtained in the course of employment, except that confidential information can be provided to those persons who have a reasonable need to know, or if required by legal process or statutory authority. Confidential information includes information relating to client accounts, concerning particular securities that are held or being considered for purchase or sale by the Funds, any other similar information concerning the Funds or any other information that the employee knows or ought to know is confidential to AIM.

         2.2      ENSURING CLIENT PRIVACY

         In the course of conducting its business, AIM must obtain and use certain personal information relating to client accounts. Such personal information is confidential, and proper safeguards must be observed to protect that confidentiality.

         2.3      RELEASE OF CONFIDENTIAL INFORMATION

         Without a client's express written consent, employees may not permit inappropriate access to, or disclosure of, personal information relating to a client except as may be required by legal process or statutory authority.

3.       PERSONAL SECURITIES TRANSACTIONS

         3.1.     CORE PRINCIPLES (ALL EMPLOYEES & ACCESS PERSONS)

                  3.1.1 Employees have a duty to serve the best interests of the Funds and not to engage in conduct that is in conflict with such interests. They shall avoid unlawful actions such as:

                           3.1.1.1 Employ any device, scheme or artifice to defraud a Fund;

                           3.1.1.2 Make any untrue statement of a material fact to directors, officers or agents of a Fund or with respect to the securities or investment operations of a Fund, or omit to state a material fact necessary in order to make such statements in light of the circumstances under which they were made, not misleading;

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AIM FUNDS MANAGEMENT INC.                 CODE OF ETHICS - RULES AND PROCEDURES

                           3.1.1.3 Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

                           3.1.1.4 Engage in any manipulative practice with respect to a Fund.

                  3.1.2 Employees are permitted to acquire shares of AMVESCAP PLC through authorized share purchase schemes (including the AMVESCAP International Sharesave Plan) and otherwise in a manner consistent with applicable law.

                  3.1.3 Employees are encouraged to invest in mutual funds, unit trusts and other collective investment vehicles sponsored by subsidiaries of AMVESCAP. Employees shall at all times adhere to the policies and procedures of such funds, trusts and vehicles including but not limited to any/all policies with respect to market timing and late trading.

                  3.1.4 Subject to adherence with the Code, employees are permitted to invest in other securities.

         3.2      POLICIES AND PROCEDURES GOVERNING PERSONAL SECURITIES
                  TRANSACTIONS

                  3.2.1    APPLICABILITY OF SECTION 3

                  The policies and procedures set forth in this Section 3 apply to Directors, officers and employees of AMVESCAP, its subsidiaries and affiliated companies ("AMVESCAP Companies"), who are deemed to be Access Persons as defined herein. In addition, to the extent specifically set forth below in this
                  Section 3, certain policies and procedures apply to all directors of AIM, including those who are not deemed to be Access Persons. As used in this Section 3, the term "personal securities transaction" includes any transaction by an Access Person in a security in which he or she has direct or indirect beneficial ownership, influence or control, or for a Covered Account.

                  3.2.2    DEFINITION OF ACCESS PERSONS

                  Access Persons are those employees who have or are able to obtain access to, non-public information concerning the portfolio holdings, the trading activities or the on-going investment programs of the Funds. Access Persons shall include, but are not limited to the following employees:

                           3.2.2.1 all employees in the following departments and/or functions: compliance, investment operations and analytics, fund accounting, legal, product integrity, and media relations; and any employees in marketing and information technology who have access to information concerning the portfolio holdings of the Funds before this information is generally available to the public;

                           3.2.2.2 all investment personnel, meaning any director, office, general partner or employee of AIM or of any company in a control relationship with AIM (i) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund, and/or (ii) whose functions relate to the making of any recommendations with respect to those purchases or sales and, in connection with his or her regular functions or duties, receives current information about such recommendations, purchases or sales;

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AIM FUNDS MANAGEMENT INC.                 CODE OF ETHICS - RULES AND PROCEDURES

                           3.2.2.3 all directors of AIM and AIM's corporate funds except independent directors, as defined in Subsection 3.2.10;

                           3.2.2.4  all officers of AIM; and

                           3.2.2.5 any other employees or classes of employees as the Committee designates from time to time.

                  3.2.3    GENERAL POLICY

                  Access Persons may not engage in personal securities transactions that create an actual or potential conflict of interest with a Fund's trading activity. Thus, Access Persons have a fiduciary responsibility to ensure that a Fund's trading activity in a security is completed before engaging in personal securities transactions in the same security.

                  3.2.4    DEFINITION OF COVERED ACCOUNT

                  A Covered Account is defined for purposes of this Code and these Procedures as any account:

                           3.2.4.1 in which an Access Person has a direct or indirect financial interest;

                           3.2.4.2 over which such Access Person has direct or indirect control over the purchase or sale of securities; or

                           3.2.4.3 in which securities are held for an Access Person's direct or indirect benefit.

                           3.2.4.4 Such Covered Accounts may include, but are not limited to, accounts of a spouse, minor child, relative, friend or personal business associate. (See
                           Exhibit 2 for examples of Covered Accounts.)

                  3.2.5    PRE-CLEARANCE REQUIREMENTS

                           3.2.5.1  GENERAL REQUIREMENTS

                           An Access Person may not engage in a personal securities transaction unless it has been pre-cleared by the Code of Ethics Officer following a determination that the transaction does not give rise to an actual or potential conflict of interest with Fund activity in the same security. This determination will not be made, and pre-clearance will not be given, if there has been a transaction by a subject Fund in the same, or equivalent, security within seven (7) calendar days of the proposed personal securities transaction (the "7-Day Rule"). An equivalent security means a security that (1) is convertible into another security or (2) gives its holder the right to purchase another security of the same issuer. For example, a bond or preferred stock may be convertible into another security of the same issuer, or an option or warrant may give the holder the right to purchase stock of the same issuer. ADR and EDR shares are considered equivalent to their corresponding foreign shares. A Subject Fund, for purposes of the Code and these Procedures, means a Fund to which an Access Person or class of Access Persons has been matched under 3.2.5.2 below. The only exemption to the 7-Day Rule that would be granted would be in circumstances where the security was eliminated from all AFMI's mutual fund portfolios.

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AIM FUNDS MANAGEMENT INC.                 CODE OF ETHICS - RULES AND PROCEDURES

                           The process outlined in this paragraph shall be followed with respect to personal securities transactions by the Code of Ethics Officer except that any review and pre-clearance steps shall be performed by AIM's General Counsel, Chief Financial Officer or Vice president, Compliance and Risk Management.

                           3.2.5.2  SUBJECT FUNDS

                           Subject to oversight by the Committee, the Chief Compliance Officer (or designee) has responsibility for setting the policy for determining which Funds will form the Subject Funds to be matched against the personal securities transactions of an Access Person or Class of Access Persons.

                           3.2.5.3  SECURITIES COVERED

                           The pre-clearance requirements and procedures set forth in this Section 3 apply to personal securities transactions in any security that is not the subject of an exception set forth below, and specifically apply to transactions in shares of AMVESCAP and to transactions in shares of closed-end investment companies and closed-end investment trusts managed by an AMVESCAP company.

                           3.2.5.4  OPTIONS TRADING

                           In the case of personal securities transactions involving the purchase or sale of an option on an equity security, the Code of Ethics Officer (or designee) will determine whether to authorize the transaction by matching the pre-clearance request against Fund activity in both the option and the underlying security. This determination will not be made, and pre-clearance will not be given, if there has been a Fund transaction in either the option or the underlying security within 14 calendar days of the proposed personal securities transaction. Employees should remember that pre-clearance is required for both the opening and closing transaction.

                           3.2.5.5  ADDITIONAL RISKS

                           It is the responsibility of the employee to be aware of the additional risks that can result from engaging in certain transactions. For example, if an opening options transaction is approved, the closing options transaction can be disapproved or delayed in certain cases due to actual or apparent conflicts of interest or competing obligations that arise after the time the employee's opening transaction was approved. Also, holders of non-investment grade corporate bonds could find it difficult to liquidate such bonds if a security is thinly traded or when the issuer is faced with bankruptcy proceedings.

                           3.2.5.6  MONITORING OF FUND ACTIVITY

                           It is the responsibility of the Code of Ethics Officer (or designee), following authorization of a personal securities transaction, to monitor Fund activity in the same security for the following seven
                           (7) calendar days to determine whether the appearance of a conflict is present, either in conjunction with a particular transaction or as the result of a pattern of trading activity. In such situations, the Code of Ethics Officer may recommend that additional action be taken (such as disgorgement of profits).

                  3.2.6    PRC-CLEARANCE PROCEDURES

                           3.2.6.1  WRITTEN APPROVAL

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AIM FUNDS MANAGEMENT INC.                 CODE OF ETHICS - RULES AND PROCEDURES

                           All Access Persons must obtain written approval from the Code of Ethics Officer (or designee) prior to executing a personal securities transaction in a Covered Account.

                           3.2.6.2  PRESCRIBED FORM

                           Access Persons seeking pre-clearance of personal securities transactions must complete Part I of the Pre-clearance Form (see Exhibit 1) and submit the form to the Code of Ethics Officer (or designee).

                           3.2.6.3  NOTIFICATION TO ACCESS PERSON

                           Upon completion of the review process, the Code of Ethics Officer (or designee) will time-stamp the completed pre-clearance form and indicate whether the trade is authorized or denied. The Access Person will then be notified as to the status of his/her request.

                           3.2.6.4  EXECUTION

                           Except as may be authorized by the Code of Ethics Officer in the case of certain securities or classes of securities, all authorized personal securities transactions must be executed, when the financial markets are open, within 36 consecutive hours, , following the date of approval. If the trade is not executed within this time period, a new pre-clearance request must be submitted to the Code of Ethics Officer (or designee).

                  3.2.7    DE MINIMIS EXEMPTION

                  A pre-clearance request relating to a proposed personal securities transaction involving 2,000 or fewer shares (or 20 or fewer contracts, in the case of options) of an issuer that has at least Cdn. $1 billion (or non-Cdn. currency equivalent) in market capitalization will not be subject to the 7 -Day Rule or other provisions of this Section 3, provided

                           3.2.7.1 that any pre-clearance approval given for such transaction is valid for ten (10) calendar days only; and

                           3.2.7.2 no Access Persons may request this De Minimis Exemption more than once every 30 calendar days for any particular security.

                  3.2.8    REPORTING REQUIREMENTS

                           3.2.8.1  INITIAL REPORTS

                           Within 10 days of becoming an Access Person, each Access Person must provide to the Code of Ethics Officer (or designee) a report containing the following information: (i) a complete list of all of his/her Covered Accounts (including the name of the broker, dealer or bank with which the Access person maintained the Account); (ii) a list of each Reportable Security (whether held through a Covered Account, in certificate form, or otherwise) in which he or she has direct or indirect beneficial ownership (e.g., that he or she owns); and (iii) the date the Access Person submits the report. For each Reportable Security, the following information must be provided in the report: the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount. The information in the report must be current as of a date no more than 45 days prior to the date of becoming an Access Person.

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AIM FUNDS MANAGEMENT INC.                 CODE OF ETHICS - RULES AND PROCEDURES

                           3.2.8.2 REPORTS OF TRADE CONFIRMATIONS AND QUARTERLY REPORTS

                           Within (ten) 10 calendar days of settlement of each personal securities transaction involving a Reportable Security, whether the transactions had to be pre-cleared or not, the Access Person engaging in the transaction must file or cause to be filed with the Code of Ethics Officer (or designee) a duplicate copy of the broker/dealer confirmation, or such other confirmations as are available, for such transaction. In addition, except to the extent that such report would duplicate information contained in such confirmations, within 30 calendar days after the end of each calendar quarter, the Access Person must submit a report containing the following information:
                           (i) with respect to each personal securities transaction during the quarter in a Reportable Security in which the Access Person had any direct or indirect beneficial ownership, the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of shares, and principal amount, the nature of the transaction (e.g. purchase or sale), the price at which the transaction was effected, the name of the broker, dealer or bank with or through which the transaction was effected, and the date that the report is submitted by the Access Person; (ii) with respect to any Covered Account established during the quarter, the name of the broker, dealer or bank with which the account was established, the date the account was established, and (iii) the date that the report is submitted by the Access Person.

                           Notwithstanding the reporting requirements set forth in the previous paragraph, transactions effected pursuant to an automatic investment plan need not be reported in the quarterly reports (nor in trade confirmations in lieu of the quarterly reports). As used in this Section 3.2.8.2, an "automatic investment plan" means any program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

                           3.2.8.3  ANNUAL UPDATE AND CERTIFICATION

                           By January 30 of each year, each Access Person must file with the Code of Ethics Officer (or designee) an annual account statement or other report that lists, as of December 31 of each year, (i) all Covered Accounts of such Access Person (including the name of the broker, dealer or bank with which the Access Person maintained the account) (ii) each Reportable Security (whether held through a Covered Account, in certificate form, or otherwise) in which he or she has direct or indirect beneficial ownership; and
                           (iii) the date the Access Person submits the account statements or other reports. For each Reportable Security, the following information must be provided: title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount. This information must be 30 days current or more recent information must be submitted. Further, ALL EMPLOYEES must execute and provide the Code of Ethics Officer (or designee) with an annual certificate of compliance with the Code and related Procedures and any other personal trading policies then in effect that apply to such employees, as discussed below (see Exhibit 3).

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AIM FUNDS MANAGEMENT INC.                 CODE OF ETHICS - RULES AND PROCEDURES

                       3.2.8.4 SPECIAL PROCEDURES FOR INDEPENDENT DIRECTORS OF US FUNDS

                       While an "independent director" of AIM is not deemed to be an "Access Person" and consequently is not subject to most of the procedures specified in these Procedures with respect to securities transactions, independent directors of AIM are subject to all of the following provisions.

                       - An independent director is expected to adhere to the insider trading requirements specified in Section 1 of these Procedures.

                       - An independent director is expected to avoid engaging in any of the actions described in
                                Section 3.1.1 of these Procedures as if he or she were an employee.

                       - Prior to engaging in a personal securities transaction in a security (other than in a security excluded from pre-clearance by
                                3.2.9 below), if an independent director knows, or in the ordinary course of fulfilling his or her official duties as an independent director to AIM, should have known, that during the 15-day period immediately before the date of his or her prospective transaction in the security, (i) a US Fund purchased or sold the security or
                                (ii) a US Fund or its adviser or sub-adviser considered purchasing or selling the security, he or she is required to do the following: not purchase or sell such security until the day next following the completion by the Fund of its transaction, unless the director has submitted a pre-clearance request and the Code of Ethics Officer reasonably determines that, in view of the nature of the security and the market for the security, the director's transaction is not likely to affect the price paid for or received by the Fund. Absent such a finding, if such a transaction nonetheless is placed, the transaction is considered prohibited and any profits related thereto must be disgorged (to the Fund or an appropriate charity).

                       - If an independent director knows, or in the ordinary course of fulfilling his or her official duties as an independent director to AIM should have known, that during the 15-day period immediately before or after the date of the director's transaction in a security (other than those excluded from reporting by 3.2.8.2 above), (i) a US Fund purchased or sold the security or (ii) a US
                                Fund or its adviser or sub-adviser
                                considered purchasing or selling the
                                security, he or she is required, whether or not he or she has pre-cleared the transaction, to follow the reporting requirements in Section 3.2.8.2 as if he were an Access Person.

                       3.2.8.5  REPORTING INFORMATION

                       The Code of Ethics Officer (or designee) will review all reports submitted to him/her in accordance with Sections 3.2.8 and 11 of these Procedures and report any irregularity to the Code of Ethics Committee.

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AIM FUNDS MANAGEMENT INC.                 CODE OF ETHICS - RULES AND PROCEDURES

                           3.2.8.6  DEFINITION OF REPORTABLE SECURITY

                           For purposes of this Section 3.2.8, the term
                           "Reportable Security" means any security except the following:

                           - Unit investment trusts (i.e., variable insurance contracts funded by insurance company separate accounts organized as unit investment trusts) invested exclusively in open-end U.S. mutual funds that are not managed or distributed by AIM or any AMVESCAP Company;

                           - Open-end U.S. mutual funds that are not managed or distributed by AIM or any AMVESCAP Company;

                           - Securities issued or guaranteed by (i.e., securities that are the direct obligations
                                    of) the government of the United States; and

                           -        Money market funds;

                           -        Money market instruments. As used in this
                                    Section 3.2.8.6, a money market instrument is a debt instrument that has a maturity at issuance of less than 366 days and (i) is rated in one of the two highest ratings categories by a statistical rating organization that is nationally recognized in the United States or a rating organization not affiliated with AIM and of comparable status in Canada or (ii) if not rated, is determined by AIM in good faith to be of equivalent quality such that it presents a comparable (or better) degree of safety of principal. For example, a short-term debt instrument with a rating of Aa or Aaa by Moody's Investors Service or AA or AAA by Standard & Poor's Corporation meets this definition of money market instrument. Typical examples of money market instruments include bankers' acceptances, bank certificates of deposit, commercial paper and repurchase agreements.

                  3.2.9    EXCEPTIONS TO PRE-CLEARANCE REQUIREMENTS

                  Notwithstanding anything else contained herein but subject to Sections 8.9 and 8.10 of the Code and Sections 3.1, 3.2.8,
                  3.2.16 and 3.2.18 of these Procedures, any employee or other Access Person may trade in the following types of securities without regard to the pre-clearance procedures:

                           3.2.9.1 Open-end mutual funds, open-end unit investment trusts and pooled trust funds (whether or not managed or distributed by an AMVESCAP Company);

                           3.2.9.2 Variable annuities, variable life products, segregated funds, and other similar unit-based insurance products issued by insurance companies and insurance company separate accounts;

                           3.2.9.3 Securities issued or guaranteed by the Government of Canada, or the government of any province in Canada;

                           3.2.9.4 Securities issued or guaranteed by the Governments of the United States, United Kingdom, Germany, Japan, France and Italy;

                           3.2.9.5 Guaranteed Investment certificates, bank certificates of deposit other deposits with financial institutions, bankers acceptances, commercial

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AIM FUNDS MANAGEMENT INC.                 CODE OF ETHICS - RULES AND PROCEDURES

                                    paper and high quality short-term
                                    instruments, including repurchase
                                    agreements;

                           3.2.9.6 Short-term debt securities maturing in less than 91 days from their date of issue;

                           3.2.9.7 Options, futures or other derivatives on any broadly based market indices approved by the Chief Compliance Officer;

                           3.2.9.8 Physical commodities or securities relating to those commodities; and

                           3.2.9.9 Other or classes of securities as the Committee may from time to time designate.

                  3.2.10   INDEPENDENT DIRECTORS

                  Except as otherwise provided in Section 3.2.8.4, personal securities transactions of Independent Directors of AIM and AIM's corporate funds and members of the Fund's Advisory Boards are not subject to either the pre-clearance or reporting requirements set forth in this Section 3, except with respect to personal securities transactions in the shares of AMVESCAP or shares of any closed-end investment company or investment trust served by such Independent Director in a Director or Trustee capacity. For purposes of this exception the term "Independent Director" means (a) any Director of AIM's corporate funds and members of the Fund's Advisory Boards (i) who is neither an officer nor employee of AMVESCAP or of any AMVESCAP Company, or (ii) who is not otherwise "connected with" AMVESCAP or any AMVESCAP Company within the meaning of the London Stock Exchange Yellow Book; and (b) any Director of AIM who (i) is neither an officer nor employee of AMVESCAP or of any AMVESCAP Company, (ii) is not otherwise "connected with" AMVESCAP or any AMVESCAP Company within the meaning of the London Stock Exchange Yellow Book, (iii) is not an interested person of a US Fund under Section 2(a)(l9) of the Investment Company Act (1940) and would otherwise be required to submit a pre-clearance request or make a report solely by reason of being an AIM director and (iv) does not regularly obtain information concerning the investment recommendations or decisions made by AIM on behalf of the US Funds.

                  3.2.11   DELEGATED DISCRETIONARY ACCOUNTS

                  Pre-clearance is not required for transactions in a Covered Account in which an Access Person is not exercising power over investment discretion including a managed account, provided that:

                           3.2.11.1 The Access Account is the subject of a written contract providing for the delegation by the Access Person of substantially all investment discretion to another party;

                           3.2.11.2 The Access Person has provided the Code of Ethics Officer (or designee) with a copy of such written agreement;

                           3.2.11.3 The Access Person certifies in writing that he/she has not discussed, and will not discuss, potential investment decisions with the party to whom investment discretion has been delegated; and

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AIM FUNDS MANAGEMENT INC.                 CODE OF ETHICS - RULES AND PROCEDURES

                           3.2.11.4 The Access Person otherwise complies with the annual reporting requirement contained herein, and also provides or makes provision for the delivery to the Code of Ethics Officer (or designee) of periodic statements of discretionary account holdings.

                           3.2.11.5 The foregoing exception from the pre-clearance requirement does not apply to transactions by a delegated discretionary account in shares of AMVESCAP. All employees are required to notify parties to whom they have delegated investment discretion that such discretion may not be exercised to purchase shares of AMVESCAP and that any sales of AMVESCAP shares by a Covered Account that is the subject of delegated investment discretion are subject to the pre-clearance and reporting requirements set forth in this Section 3 and the policies and provisions set forth in Section 4 below.

                           3.2.11.6 Except as otherwise determined by the Committee, certain trading restrictions contained herein are also applicable to trades in delegated discretionary accounts. Specifically, engaging in short sales are prohibited in delegated discretionary accounts. Access Persons should notify parties to whom they have delegated investment discretion a copy of all of AIM's trading policies and restrictions in order to avoid violations of the Code and these Procedures.

                           3.2.11.7 Discretionary managed accounts for which this exemption is available would not include ones where the accountholder has given a power of attorney
                           (POA) to another person such as a broker for occasional discretionary trading. Discretionary accounts would include blind trusts.

                  3.2.12   RESTRICTIONS ON CERTAIN ACTIVITIES

                  In order to avoid even the appearance of conduct that might be deemed contrary to a client's best interests, Access Persons are subject to the following additional restrictions and prohibitions relating to certain investment activities and related conduct as set out herein.

                  3.2.13 PROHIBITION AGAINST TRADING IN SECURITIES ON "RESTRICTED LISTS"

                  It is recognized that there may be occasions when AMVESCAP, an AMVESCAP Company, or an Access Person who is a key executive of AMVESCAP or an AMVESCAP Company, may have a special relationship with an issuer of securities. In such occasions the Board of Directors of AMVESCAP or the Code of Ethics Committee may decide to place the securities of such issuer on a "restricted list", to be maintained by the Chief Compliance Officer. Employees are prohibited from engaging in any personal securities transactions in a security on a "restricted list".

                  3.2.14   PROHIBITION AGAINST SHORT-TERM TRADING ACTIVITIES

                           3.2.14.1 Access Persons are prohibited from profiting from a trade in an "opposite transaction" in the same, or equivalent, security within 60 days of its purchase or sale. Generally, only those securities requiring pre-clearance are subject to this short-term trading prohibition. However, while options and futures transactions are generally not subject to this short-term trading prohibition, such transactions may not be used to circumvent the prohibition. This short-term trading prohibition may be waived by the Code of Ethics Officer (or designee) in

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AIM FUNDS MANAGEMENT INC.                 CODE OF ETHICS - RULES AND PROCEDURES

                           certain instances including where an employee wishes to limit his/her losses on a security with rapidly depreciating market value. Such circumstances must be disclosed at the time pre-clearance is requested.

                           3.2.14.2 Additional restrictions apply to trades by employees in any open-end mutual fund managed or distributed by AIM or another AMVESCAP company. No redemption of shares of such a fund can be made (i) by an employee (excluding for purposes of this clause "(i)" employees who are investment personnel, as defined in Section 3.2.2.2) within 15 days of the purchase of a share in that fund; and (ii) by investment personnel, within 60 days of the purchase of a share in that fund. In other words, there will be a fifteen day blackout period for most employees (and a sixty day blackout period for investment personnel) on any sale following any purchase in an open-end mutual fund managed or distributed by AIM or another AMVESCAP company. The sixty day blackout for investment personnel applies to all such funds, not just the particular fund or funds with respect to which they are involved in the management. The restrictions in this Section 3.2.14.2 shall not apply to money-market mutual funds.

                  3.2.15   PROHIBITION AGAINST SHORT SALES

                  Access Persons are prohibited from engaging in short sales of securities.

                  3.2.16   PROHIBITION AGAINST PURCHASES IN INITIAL PUBLIC
                           OFFERINGS

                  Access Persons generally are prohibited from purchasing securities in IPOs. Access Persons who are not investment personnel of a US Fund and whose proposed IPO trade is through discretionary accounts that meet the requirements of Section
                  3.2.11 may acquire shares in an IPO. Investment personnel of a US Fund are prohibited from purchases in Initial Public Offerings, even if the proposed IPO trade would be through a discretionary account meeting the requirements of Section 3.2.11, unless the person has obtained pre-clearance in accordance with the process outlined in Section 3.2.5.1.

                  3.2.17   RESTRICTED SECURITIES ISSUED BY PUBLIC COMPANIES

                  Generally, Access Persons are discouraged from investing in restricted securities of public companies including special warrant deals. An Access Person may purchase such securities, however, if such purchase has been pre-cleared by the Code of Ethics Officer (or designee) following a determination that the proposed transaction does not present any actual or potential conflict of interest.

                  3.2.18 RESTRICTIONS ON PRIVATE PLACEMENTS (INCLUDING HEDGE FUNDS)

                  An Access Person may not purchase or sell any security (e.g., stock, bond or limited partnership interest) obtained through a private placement (including the purchase or sale of an interest in a so-called "hedge fund") unless such transaction has been pre-cleared by the Code of Ethics Officer (or designee) following a determination that the proposed transaction does not (i) present any actual or potential conflict of interest, (ii) that the issuer is a "private company" under Securities Legislation and (iii) the Access Person has no reason to believe that the issuer or a related subsidiary company (whether or not such securities are of the same class as the securities held by such Access Person) will make a public offering of its securities within the next twelve months. The Chief Compliance Officer will maintain a record of the approval and the rationale supporting the purchase of the Private Placement. Further, Access Persons who have been authorized to acquire securities in a private placement must disclose such investment when he/she plays a part

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AIM FUNDS MANAGEMENT INC.                 CODE OF ETHICS - RULES AND PROCEDURES

                  in any Fund's subsequent consideration of an investment in the issuer. In such circumstances, the Fund's decision to purchase securities of the issuer is subject to an independent review by investment personnel with no personal interest in the issuer.

                  3.2.19   INVESTMENT CLUBS

                  An Access Person is prohibited from participating in an investment club unless such participation has been pre-cleared by the Code of Ethics Officer (or designee) following a determination that the following conditions have been satisfied:

                           3.2.19.1 the Access Person's participation does not create any actual or potential conflict of interest;

                           3.2.19.2 the Access Person does not control investment decision-making for the investment club; and

                           3.2.19.3 the Access Person has made satisfactory arrangements to ensure that duplicate trade confirmations of investment club activity and quarterly statements of investment club holdings are provided to the Code of Ethics Officer (or designee) by brokers acting on behalf of the investment club.

                           3.2.19.4 Should the Access Person contribute to, but not necessarily control, investment decision-making for the investment club, all transactions by the investment club would be subject to pre-clearance.

         3.3      ADMINISTRATION OF PERSONAL SECURITIES TRANSACTIONS

                  3.3.1    GENERAL

                  With the exception of Section 4 below, administration of these Procedures is the responsibility of the Chief Compliance Officer, subject to general oversight by the Committee.

                  3.3.2    AMVESCAP SHARE DEALINGS

                  Responsibility for the administration of these Procedures as they relate to transactions in AMVESCAP shares (Section 4 below) rests jointly with the AMVESCAP Company Secretary, responsible for interpretations of the Code; its Group Compliance Officer, responsible for determinations made in the event of possible violations of the Code or of these Procedures; and its various legal/compliance departments, responsible for pre-clearance and reporting of transactions. In any event, responsibility for these Procedures as they pertain to trading in AMVESCAP shares is subject to general oversight by the AMVESCAP Board of Directors. Administrative responsibility for these Procedures includes:

                           3.3.2.1 the authority to adopt such forms and procedures as may be appropriate to implement these Procedures;

                           3.3.2.2 the authority to recommend and to implement policies that are more restrictive than those set forth in these Procedures;

                           3.3.2.3 the authority, on a case-by-case basis, and to a limited extent, to approve exceptions from any of the prohibitions, restrictions or procedures set forth in Section 3 of these Procedures; and

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AIM FUNDS MANAGEMENT INC.                 CODE OF ETHICS - RULES AND PROCEDURES

                           3.3.2.4 the authority to review violations of the Procedures and to recommend to the Committee (or to the AMVESCAP Board of Directors in the case of violation of the Procedures set forth in Section 4), such penalties and sanctions as may be appropriate under the circumstances.

                  3.3.3    EXCEPTIONS

                  Where exceptions are approved hereunder, a determination will be made, in the case of each such exception, that it is consistent with the Core Principles set forth in Section 3 of these Procedures and that it does not create an actual or potential conflict of interest. The approval of the exception and the circumstances surrounding such approval will be noted in writing and reported to the Committee at the next available opportunity.

                  3.3.4    PENALTIES AND SANCTIONS

                  Persons who are found to have violated the prohibitions against Insider Trading set forth in Section 1 of these Procedures may be subject to severe penalties and sanctions including, but not limited to, disgorgement of profits and suspension or termination of employment. These penalties and sanctions will be in addition to any penalties that may be imposed by law, including (a) civil injunctions; (b) revocation of licenses and registrations; (c) substantial fines; and/or (d) imprisonment.

                  3.3.5    OTHER SANCTIONS

                  Persons who are found to have knowingly violated any of the other provisions of these Procedures, including the pre-clearance and reporting requirements, the restrictions against certain defined activities and the rules governing trading in shares of AMVESCAP, will be subject to a range of possible sanctions including, among other actions: (a) required special education or training; (b) letters of admonition or censure; (c) restrictions on further personal securities transactions; (d) disgorgement of profits; and (e) reassignment, demotion, suspension or termination of employment.

4.       TRANSACTIONS IN SHARES OF AMVESCAP

         4.1      AMVESCAP SHARE DEALING CODE

         Personal securities transactions in shares of AMVESCAP by Directors, officers and employees of AMVESCAP and the AMVESCAP Companies are governed by AMVESCAP's Share Dealing Code (see Appendix 1), adopted in accordance with requirements of the London Stock Exchange. The Share Dealing Code is incorporated by reference and made a part of these Procedures so that a violation of the Share Dealing Code is also deemed a violation of these Procedures. Among other provisions, the Share Dealing Code generally prohibits all trading in AMVESCAP shares during certain defined "closed periods" which arc typically two calendar months before annual results and earnings announcements and one calendar month before quarterly results and earnings announcements.

         4.2      INSIDER TRADING, ETC.

         The prohibitions against insider trading set forth above in Section 1.2 (Insider Trading) of these Procedures and the pre-clearance and reporting provisions set forth above in Section 3.2 of these Procedures apply to personal securities transactions in shares of AMVESCAP, with the exception that the purchase of shares through regular payroll deduction in connection with operation of the

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AIM FUNDS MANAGEMENT INC.                 CODE OF ETHICS - RULES AND PROCEDURES

         AMVESCAP International Sharesave Plan is exempt from the pre-clearance provisions of Section 3.2.

         4.3      APPLICATION

         The foregoing provisions apply to all Directors, officers and employees of AMVESCAP, including Access Persons and apply to all personal securities transactions by or for the benefit of such persons, including transactions in discretionary accounts maintained for such persons.

5.       SOLICITATION OR ACCEPTANCE OF GIFTS AND GRATUITIES

         5.1      GENERAL

         Except as noted below, an employee may not solicit or accept from a broker/dealer or other vendor that transacts business with AIM, its affiliates and/or associates or the Funds, any gifts or gratuities or other things of value. For this purpose, gifts and gratuities and other things of value do not include unsolicited entertainment (including meals or tickets to cultural or sporting events) so long as such unsolicited entertainment is not so frequent or extensive as to raise any question of impropriety. An employee may not accept unsolicited gifts or other things of value of more than de minimis value from any person or entity that does business with or on behalf of a Fund. In any such case, the value may not exceed approximately Cdn$150 per giver per year.

6.       CODE OF ETHICS COMMITTEE

         6.1      MEMBERS

         The following officers of AIM are members of the Code of Ethics
         Committee:
                  President and Chief Executive Officer
                  Chief Investment Officer
                  General Counsel
                  Chief Compliance Officer
                  Such other members as the President and CEO may designate

         6.2      RESPONSIBILITIES

         The Committee has the following responsibilities:

                  6.2.1    to receive the Chief Compliance Officer's reports;

                  6.2.2 to establish the requirements of the Code and these Procedures;

                  6.2.3 to interpret the provisions of the Code and these Procedures;

                  6.2.4 to determine whether violations of the Code or these Procedures have occurred;

                  6.2.5 to determine the nature of any sanctions that may be imposed against employees for violations of the Code or these Procedures; and

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AIM FUNDS MANAGEMENT INC.                 CODE OF ETHICS - RULES AND PROCEDURES

                  6.2.6 to report (i) to the Board of Directors of AIM, the Boards of Directors and Advisory Boards of the Funds, other than the Sub-Advised funds and the US Funds; (ii) with respect to the US Funds, to their Board of Directors and their manager; and (iii) with respect to the Sub-Advised Funds, to the Board of directors of AIM.

         6.3      REPORTING

         The Chief Compliance Officer will provide a written report, at least annually to the Committee summarizing:

                  6.3.1    compliance with the Code for the period under review;

                  6.3.2    violations of the Code for the period under review;

                  6.3.3 sanctions imposed under the Code by AIM during the period under review;

                  6.3.4 Whether AIM's external investment advisors have confirmed that they have complied with the basic principles set out in this Code in providing investment advisory services to the Funds during the period under review;

                  6.3.5    changes in procedures recommended for the Code; and

                  6.3.6    any other information requested by the Committee.

         6.4      MEETINGS

         The Committee meets no less frequently than annually to review the Chief Compliance Officer's report, the provisions of the Code and these Procedures. The Chief Compliance Officer calls other meetings of the Committee when she or he believes that a possible violation of the Code or these Procedures has occurred or that the Committee should meet for other purposes, such as to consider changes to the Code or to these Procedures. A majority of the members of the Committee will constitute a quorum, provided that the President and Chief Executive Officer is present in order to have a quorum. A majority of the members present at a meeting constitutes the vote required for any action taken by the Committee. Special meetings of the Committee may be called by any member of the Committee to discuss matters that are deemed to warrant immediate attention.

7.       OUTSIDE ACTIVITIES

         7.1      COMPENSATED ACTIVITY

         Employees may not undertake a business activity or practice for compensation that is in competition with AIM unless they have received the written consent of the employee's supervisor. For this purpose, "business activity or practice" includes any service that AIM currently makes available for compensation. In addition, Access Persons (as defined in Section 3.2 herein) are prohibited from serving on the board(s) of directors/trustees of certain organizations without prior written approval from AIM's President and Chief Executive Officer. In the relatively small number of instances in which board service is authorized, employees serving as directors normally should be isolated from those making investment decisions through information barriers (Chinese Wall) or other procedures.

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AIM FUNDS MANAGEMENT INC.                 CODE OF ETHICS - RULES AND PROCEDURES

         7.2      OTHER ACTIVITY

         Employees must also avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest with AIM or the Funds, or that may be otherwise detrimental to the interest of AIM or the Funds. Such conflict may also arise from the purchase and sale for a Fund of securities in which an officer, director or employee of AIM has an economic interest. Moreover, such conflict may arise in connection with vendor relationships in which such employee has any direct or indirect financial interest, family interests or other personal interest. Such conflicts must be resolved in favor of the Fund, or if a vendor, in favor of AIM.

8.       ADMINISTRATIVE PROCEDURES

         8.1      DISTRIBUTION OF CODE OF ETHICS AND PROCEDURES ADOPTED UNDER
                  THE CODE

                  8.1.1    AT COMMENCEMENT OF EMPLOYMENT

                  Upon commencement of duty with AIM, each new employee will receive a copy of the Code and these Procedures. Immediately thereafter, each such employee must file an Initial Acknowledgment Statement (see Exhibit 3) with the Code of Ethics Officer (or designee), indicating that he/she has read and understands the Code.

                  8.1.2    ORIENTATION SESSION

                  Each AIM employee must also attend a mandatory orientation session with respect to AIM's Code and related Procedures within 30 days of employment unless a supervisor requests in writing that a 30-day extension of time be granted in order to complete current business. Attendance at this orientation session is mandatory. It is the responsibility of each supervisor to ensure that the employees subject to his/her supervision attend this orientation session.

                  8.1.3    ANNUAL REVIEW

                  On an annual basis, each employee must certify in writing or electronically that he/she has reviewed and understands the provisions of the Code and the related Procedures, and that he/she recognizes that he/she is subject to the Code and related Procedures, and that he/she has complied, and will continue to comply, with the requirements thereof, and that he/she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code and the related Procedures, unless otherwise previously disclosed to the Code of Ethics Officer (or designee).

         8.2      RECORD KEEPING RESPONSIBILITIES

         The Code of Ethics Officer (or designee) is responsible for maintaining custody of the following records for a period of five years after the end of the fiscal year in which the event occurs, the report is made, or the information is furnished, as applicable.

                  8.2.1 all forms supplied to the Code of Ethics Officer (or designee) by employees;

                  8.2.2 all reports, duplicate confirmations, Transaction Reports, and brokerage statements supplied to the Code of Ethics Officer (or designee) pursuant to the

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AIM FUNDS MANAGEMENT INC.                 CODE OF ETHICS - RULES AND PROCEDURES

                           requirements of Section 3.2.8 of these Procedures (the first two years in an easily accessible place);

                  8.2.3 all lists of employees and Access Persons used for administering the Code and these Procedures, including those persons responsible for reviewing reports required by Section 3.2.8 (the full five year period in an easily accessible place);

                  8.2.4 all Pre-Clearance Forms relating to the personal securities transactions of employees;

                  8.2.5 a copy of each Code of AIM and each set of Procedures adopted thereunder (the full five year period in an easily accessible place);

                  8.2.6 a written record of each violation of the Code or these Procedures, and a written record of any action taken as a result of each such violation (the full five year period in an easily accessible place);

                  8.2.7 all Acknowledgment Statements referred to in these Procedures; and

                  8.2.8 A copy of each annual report to the US Fund boards of directors, as required by Section 8.5.2 (the first two years in an easily accessible place).

         8.3      ANNUAL SEMINARS

         Annually, the Chief Compliance Officer will sponsor an education program for all new AIM employees. Completion of the program is mandatory for all new AIM employees. It is the responsibility of each supervisor to ensure that employees subject to such person's supervision complete the program. Failure to complete such program may require significant remedial action, resulting in a letter of reprimand, withholding of bonus payments or other sanctions as deemed necessary or appropriate by the Code of Ethics Committee.

         8.4      SPECIAL REPORTS FOR DIRECTORS

         The Chief Compliance Officer will prepare a timely report for the Board of Directors and Advisory Boards of the Funds explaining significant remedial action taken by the Code of Ethics Committee in response to violations of the Code and these Procedures.

         8.5      ANNUAL REPORTS

         In December of each year, the Code of Ethics Committee will report (i) with respect to the US Funds to the Boards of Directors of AIM and the US Funds; and (ii) with respect to the Funds other than the US Funds and the Sub-Advised Funds, to the Board of Directors of AIM and the Advisory Boards, with regard to (A) evolving industry practices or developments in applicable laws or regulations during the past year,
         (B) recommended changes to the Code and/or these Procedures, (C) any issues arising under this Code and these Procedures since the last report, including, but not limited to, information about material violations and any sanctions imposed in response to the material violations, and (D) other information as requested by the directors. The Code of Ethics Committee will also certify that procedures reasonably necessary to prevent violations of this Code and these Procedures have been adopted. AIM may report annually to the manager of the Sub-Advised Funds if contractually required.

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 AIM FUNDS MANAGEMENT INC.                 CODE OF ETHICS - RULES AND PROCEDURES

9.       PENALTIES FOR VIOLATIONS OF THE CODE

         9.1      SANCTIONS

         Any AIM employee who violates or is about to violate the provisions of the Code or these Procedures may be subject to sanctions, which may include, among other things, restrictions on such person's personal securities transactions; a letter of reprimand, education or formal censure; fines; suspension, re-assignment, demotion or termination of employment; or other significant remedial action.

         9.2      DISGORGEMENT OF PROFITS

         Employees may also be subject to disgorgement proceedings for transactions in securities that are inconsistent with the Code. Any profits realized on such trades may be required to be disgorged to charitable organizations or other non-profit entities as determined by the Code of Ethics Committee.

         9.3      CIVIL AND CRIMINAL PENALTIES

         Employees who violate any of AIM's insider trading policies will be subject to severe penalties. These penalties and sanctions will be in addition to any penalties that may be imposed by law, including (a) civil penalties; (b) revocation of licenses and registrations; (c) substantial monetary fines; and/or (d) imprisonment.

10.      THIRD PARTY INVESTMENT ADVISORS

         In order to exercise our statutory standard of care as manager of our funds, AIM will require any non-affiliated third party investment manager to whom investment management for a Fund has been delegated to each confirm in writing that, in providing investment advisory services, each will:

         10.1 act honestly, in good faith and in the best interests of the funds and exercise the degree of care, diligence and skill that a reasonably prudent manager would exercise in the circumstances, or otherwise adhere to the standard of care required of a reasonably prudent manager in its home jurisdiction;

         10.2 comply with all securities laws applicable in its home jurisdiction with respect to any activities carried out on behalf of the AIM Funds;

         10.3 require the portfolio managers and any insiders of the AIM Funds' portfolio activities to place the interests of the AIM Funds first, ahead of their own interests, in all personal trading conflicts of interests involving securities which would not be exempt securities under this Code; and

         10.4 submit a report annually to AIM confirming compliance with these personal trading standards in respect of the advisory services provided to the Trimark Funds.

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AIM FUNDS MANAGEMENT INC.                 CODE OF ETHICS - RULES AND PROCEDURES

11.      AMENDMENTS TO THESE PROCEDURES

         These Procedures may be amended by a majority vote of the Code of Ethics Committee. Employees will be provided with a revised copy of this Code and these Procedures whenever a material amendment is made, and will be required to submit to the Code of Ethics Officer (or designee) a written acknowledgment of its receipt.

AIM FUNDS MANAGEMENT INC.                  CODE OF ETHICS - RULES AND PROCEDURES

APPENDICES

      Appendix 1 - Policy for Director and Employee Personal Dealings in the
                   Shares and Options of AMVESCAP PLC

      Appendix 2 - AMVESCAP Code of Conduct

EXHIBITS

      Exhibit 1 - Pre-clearance of Personal Securities Transactions

      Exhibit 2 - Covered Account Examples

      Exhibit 3 - Initial/Annual Acknowledgment Form

      Exhibit 4 - Sample Letter of Direction to Broker

AIM FUNDS MANAGEMENT INC.                            CODE OF ETHICS - APPENDIX 1

               POLICY FOR DIRECTOR AND EMPLOYEE PERSONAL DEALINGS
                    IN THE SHARES AND OPTIONS OF AMVESCAP PLC

INTRODUCTION

The London Stock Exchange requires all listed companies to adopt a share dealing policy and procedures designed to prevent members of the Board of Directors and employees from improperly using material non-public information. We must comply with this policy if we wish to deal in the Ordinary Shares, American Depository Receipts ("ADRs"), or exercise share options of AMVESCAP PLC.

PERSONS COVERED BY THE POLICY

All members of the AMVESCAP PLC Board of Directors, Executive Board, and all employees are subject to this policy. In addition, all "connected persons" of Board members or employees are also covered.

Persons connected to directors or employees includes:

      -     Our spouses;

      - Our dependent children under the age of 18 (including adopted, illegitimate or step-children);

      - Any body corporate, or other business entity, with which the director or employee is "associated" i.e., where 20% or more of the equity share capital or voting power is controlled by the director or employee and their connected persons;

      - The trustees of any trust where the beneficiaries of the trust include any of the above connected persons (with the exception of employee share schemes and pension schemes);

      - Our business partners i.e., a person or business entity with which we share a mutual economic interest under an agreement to share that interest.

DEALING PROCEDURES

All of our transactions in AMVESCAP PLC ordinary shares or ADRs must be approved in advance, including those in plans or trusts sponsored by the Company. Members of the Board of Directors and Executive Board must obtain prior clearance from the Group Compliance Officer. Employees must obtain approval in accordance with the personal share dealing policies in effect in their business unit. Generally this will mean seeking approval via their local compliance team which will be notified by the Company Secretary of any dates when employees are not free to deal. Details of "close periods", namely periods when employees are not free to deal, are also circulated to all employees on the internal e-mail system.

All of our options transactions, including those through plans or trusts sponsored by the Company, must also be approved in advance. Members of the Board of Directors, Executive Board members, and employees must obtain approval from the Group Company Secretary. The Request for Authorization to Deal Form must be used for dealing in shares and ADRs. The Application Form for the Purpose of Exercises of Share Options must be used for options transactions.

We are obligated to inform our connected persons that they are also subject to these requirements. Any dealing they may do must be approved as described above.

AIM FUNDS MANAGEMENT INC.                            CODE OF ETHICS - APPENDIX 1

PROHIBITED DEALINGS

In order to prevent even the appearance of impropriety, we must be careful to deal in AMVESCAP shares or options only when not in possession of material non-public information. This includes, but is not limited to the following:

      - No share dealing within two months before the Company announces its annual results or dividends;

      - No share dealing within one month before the announcement of semi-annual or quarterly results;

      - The exercise of an option or right to purchase under an employee share scheme is generally not permissible where the final exercise date falls within the above periods, although certain transactions may be permissible depending upon the circumstances. In any event, if you are unsure as to your ability to exercise an option you should contact the Company Secretary;

      - No short term or day trading of shares or ADRs, i.e. purchases and sales within a 30 day period.

Any questions regarding this policy or procedures should be referred to the Group Compliance Officer or Group Company Secretary.

AIM FUNDS MANAGEMENT INC.                            CODE OF ETHICS - APPENDIX 1

                                  AMVESCAP PLC

             AUTHORISATION REQUEST FORM: SHARE DEALING BY DIRECTORS

1.    NAME:                     ______________________________________________

2.    ADDRESS:                  ______________________________________________

3.    POSITION/COMPANY:         ______________________________________________

4.    DATE OF COMMENCEMENT OF
      DIRECTORSHIP/EMPLOYMENT:  ______________________________________________

5.    PROPOSED DEALING:

      (a) Number of shares:     ______________________________________________

      (b) Nature of transaction (i.e., buying/selling): ______________________

      (c) Number of shares held after completion of transaction ______________

      (d) If the dealing is to be done by someone other than the above-named director, please give details (e.g., director's/employee's spouse/children/trust/private company):
_____________________________________________________________________________

6.    OTHER INFORMATION:

      NB: You must disclose to one of the directors responsible for dealing any additional material facts (for example, such information as is described in Rule 2,(Appendix II) of the Code)) which may affect the decision as to whether the dealing should be permitted or not.

I_________________________________________________, declare that the information above is true and that I have read the rules as set out in the Code. I understand that the information above may be referred to in the event of a suspected breach of the Code. I will inform promptly the [directors] responsible for dealing if there is a change in any of the above circumstances. If the dealing is approved, I will instruct my stockbroker to carry out the transaction
* and will immediately notify the Group Company Secretary when the transaction has been executed but in any event no later than 5 days afterwards.

Signature:_____________________________

Date:__________________________________

              ON COMPLETION, PLEASE HAND THIS FORM TO THE CHAIRMAN

Request AUTHORISED/REFUSED* by       __________________________________________
                                     (*    Delete whichever is not applicable)

Position:                            __________________________________________

Date:                                __________________________________________

with the approval of (if so required)__________________________________________

Position:                            __________________________________________

Date:                                __________________________________________

THE AUTHORITY TO DEAL, WHERE GIVEN, SHALL BE FOR A MAXIMUM OF ONE BUSINESS DAY FOLLOWING THE DATE OF GRANT AND THEREAFTER SHALL BE RENEWABLE IF NO SHARE DEALING TAKES PLACE.

AIM FUNDS MANAGEMENT INC.                            CODE OF ETHICS - APPENDIX 2

[AMVESCAP LOGO]

                                  AMVESCAP PLC
                                 CODE OF CONDUCT

                                  INTRODUCTION

Our company's Core Purpose and Mission are a logical beginning point for our Code of Conduct:

      AMVESCAP is committed to "Helping People Worldwide Build Their Financial Security". That Core Purpose underlies our Mission, which is to deliver superior investment performance worldwide. Over the years, AMVESCAP has developed a set of values that will continue to help us achieve our Core Purpose and Mission. Our values include:

            -     Working with integrity

            -     Respecting our employees and clients

            -     Empowering people

This Code of Conduct ("Code of Conduct" or "Code") has been created to assist us in accomplishing our Core Purpose and Mission. It contains a number of policies and standards which, when taken together, are designed to help define the essence of the conduct of an AMVESCAP representative. These policies and standards are also intended to provide guidance to AMVESCAP personnel in fulfilling their obligations to comply with applicable laws, rules and regulations. This Code of Conduct applies to all officers and other employees of AMVESCAP and its subsidiaries (collectively, "Covered Persons"). These standards are neither exclusive nor complete. Additional company policies and rules can be found in the company's Intranet site, and others may be published to company personnel from time to time. Covered Persons are required to comply with all applicable laws, rules and regulations, whether or not specifically addressed in these policies. For additional guidance, or if you have questions regarding the existence, interpretation or application of any law, rule or regulation, please contact your supervisor, the General Counsel of your business unit or division, or the AMVESCAP General Counsel.

Our culture is based upon a set of shared values and principles. These include working with integrity and commitment to our clients, colleagues and communities. In practice, this means that our clients' interests must always come first, that Covered Persons should treat each other with respect and consideration, and that AMVESCAP should participate as a responsible corporate citizen in every community in which it operates. This commitment is a vital part of our achieving

AIM FUNDS MANAGEMENT INC.                            CODE OF ETHICS - APPENDIX 2

our principal responsibility as a publicly-held company: producing a fair return on our shareholders' capital.

This Code of Conduct contains broad and general principles. Each business unit within AMVESCAP has created specific policies, procedures and training to implement these general principles.

                              YOUR RESPONSIBILITIES

One person's misconduct can damage our entire company's hard-earned reputation and compromise the public's trust in the company. Every Covered Person should therefore become familiar with this Code and abide strictly by its provisions. In brief:

      - It is your responsibility at all times to comply with the law and behave in an ethical manner.

      - This Code cannot anticipate every possible situation or cover every topic in detail. The company has established special policies to address specific subjects and will update this Code and those specific policies from time-to-time. If you are unclear about a situation, stop and ask for guidance before taking action.

      - Failure to obey laws and regulations violates this Code and may expose both you and the company to criminal or civil sanctions. Any violation of this Code or other company policies may result in disciplinary action, up to and including termination of employment. The company may also seek civil remedies from you and even refer criminal misconduct to law enforcement agencies.

      - You are responsible for reporting possible violations of this Code to the company (see below).

      - If you have a question about a topic covered in this Code or a concern regarding any conduct, please speak with your supervisor or with an appropriate member of the Legal & Compliance Department.

      - If you are aware of a violation and are uncomfortable speaking with any of these people or wish to remain anonymous, you may call the toll-free AMVESCAP Compliance Reporting Line (the "Compliance Reporting Line"). If you are calling from a U.S. or Canadian location dial 1-866-297-3627. For calls from all other locations, dial an international operator and request a collect call to 1-704-943-1136. When asked for your name use "AMVESCAP." (See further details below.)

      - If you are an attorney or an executive officer of the company, you may have additional reporting or other obligations under specific rules applicable to you, such as the POLICY FOR REPORTING BY ATTORNEYS EMPLOYED BY AMVESCAP PLC AND ITS SUBSIDIARIES, and you should also comply with such rules.

AIM FUNDS MANAGEMENT INC.                            CODE OF ETHICS - APPENDIX 2

                         STATEMENT OF GENERAL PRINCIPLES

AMVESCAP with its subsidiaries and various divisions operates in a highly-regulated and complex environment. There are numerous layers of overlapping, and occasionally conflicting, laws, customs and local practices. This Code of Conduct was designed to provide all of us who are part of the AMVESCAP group with a clear statement of our firm's ethical and cultural standards.

We operate in major countries and securities markets throughout the world. Generally, we serve our clients as fiduciaries.

Fiduciary businesses are generally held to a higher standard of conduct than other businesses, and as such there are special obligations that apply. The following key duties and principles govern our conduct as fiduciaries:

      - Best interests of clients - As fiduciaries, we have a duty to act with reasonable care, skill and caution in the best interests of our clients, and to avoid conflicts of interest.

      - Global fiduciary standards - AMVESCAP seeks to maintain the same high fiduciary standards throughout the world, even though those standards may not be legally required, or even recognized, in some countries.

      - Compliance with applicable laws, rules and regulations - We have a duty to comply with the laws, rules and regulations of the jurisdictions in which we operate, and to comply with the terms of our agreements with our clients.

      - Client confidentiality - We must maintain the confidentiality of information relating to the client, and comply with the data protection requirements imposed by many jurisdictions.

      - Information - Clients must be provided with timely and accurate information regarding their accounts.

      - Segregation and protection of assets - Processes must be established for the proper maintenance, control and protection of client assets. Fiduciary assets must be segregated from AMVESCAP assets and property.

      - Delegation of duties - Fiduciary duties should be delegated only when the client consents and where permitted by applicable law. Reasonable care, skill and caution must be exercised in the selection of agents and review of their performance.

      - Client guidelines - AMVESCAP is responsible for making investment decisions on behalf of clients that are consistent with the prospectus, contract, or other controlling document relating to the client's account.

AIM FUNDS MANAGEMENT INC.                            CODE OF ETHICS - APPENDIX 2

      - Relations with regulators - We seek relationships with regulators that are open and responsive in nature.

1.Compliance with Laws, Rules and Regulations

AMVESCAP strives to ensure that all activity by or on behalf of AMVESCAP is in compliance with applicable laws, rules and regulations ("applicable laws"). Many of these applicable laws are specifically described in this Code of Conduct and in other AMVESCAP and business unit policies and procedures. In the conduct of our business, all Covered Persons are required to comply with all applicable laws.

2.Fair and Honest Dealing

Covered Persons shall deal fairly and honestly with AMVESCAP's shareholders, customers, suppliers, competitors and employees. Covered Persons shall behave in an ethical manner and shall not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair dealing practice.

3.Conflicts of Interest

AMVESCAP and its Covered Persons must adhere to the highest standards of honest and ethical conduct. These include, but are not limited to, sensitivity to the existence of a conflict of interest or the appearance of a conflict of interest. Conflicts of interest can arise in many ways, and we must all be sensitive to those situations in which they are most likely to be present. A conflict of interest exists when a Covered Person's personal interest interferes, or appears to interfere, in any way with the interests of AMVESCAP or its clients, or when a Covered Person otherwise takes actions or has interests that may make it difficult to perform his or her company work objectively and effectively. For example, a conflict of interest would arise if an Covered Person, or a member of his or her family, receives improper personal benefits as a result of his or her position with AMVESCAP.

All Covered Persons owe a duty of undivided and unqualified loyalty to AMVESCAP and may not use their positions improperly to profit personally or to assist others in profiting at the expense of the company. All Covered Persons are therefore expected and required to regulate their activities so as to avoid conflicts of interest. In addition, Covered Persons shall promptly communicate to the applicable member of the Legal & Compliance Department any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest so that the company and the Covered Person may take steps to minimize the conflict.

Covered Persons shall not take for personal use (or for use by a family member) any business opportunity learned of during the course of serving AMVESCAP, using AMVESCAP property or as a result of such individual's position with AMVESCAP. To the extent that an employee or officer learns of a business opportunity that is within AMVESCAP's existing or proposed lines of business, the employee or officer should inform his or her supervisor, the divisional or business unit General Counsel, or the Board of Directors, as appropriate, of the business opportunity and refrain from personally pursuing the matter until such time as AMVESCAP

AIM FUNDS MANAGEMENT INC.                            CODE OF ETHICS - APPENDIX 2

decides to forego the business opportunity. At no time may any employee or officer utilize any AMVESCAP property, information or position to generate personal gain or engage or participate in any business that directly competes with AMVESCAP.

While not all-inclusive, the following examples of outside financial interests will serve to illustrate some of the types of activities that might cause conflicts of interest:

      - Ownership or other interest in or employment by any outside concern which does business with AMVESCAP. This does not apply to stock or other investments in a publicly-held company, provided that the stock and other investments do not, in the aggregate, exceed 5% of the outstanding ownership interests of such company. AMVESCAP may, following a review of the relevant facts, permit ownership interests which exceed these amounts if management or the Board of Directors, as appropriate, concludes that such ownership interests will not adversely affect AMVESCAP's business interests or the judgment of the affected Covered Person.

      - Conducting business, not on behalf of AMVESCAP, with any AMVESCAP vendor, supplier, contractor, agency, or any of their directors, officers or employees.

      - Representation of AMVESCAP by a Covered Person in any transaction in which he or she, or a family member, has a substantial personal interest.

      - Disclosure or use of confidential, special or inside information of or about AMVESCAP, particularly for personal profit or advantage of the Covered Person or a family member of such person.

      - Competition with AMVESCAP by a Covered Person, directly or indirectly, in the purchase, sale or ownership of property or services or business investment opportunities.

As described in more detail in Sections 4, 5 and 6 below, acting as an officer or director of an outside organization, personal share dealing, and the use of material non-public information represent additional areas where conflicts can arise and are of particular sensitivity.

In addition to conflicts of interest between the company and its Covered Persons, conflicts of interest may arise between the company and its clients, including investment funds. Where a Covered Person is trading in securities owned by client accounts, or where a portfolio management team for a hedge fund also manages mutual funds that invest in the same securities, are each examples of situations that may give rise to real or apparent conflicts of interest. All Covered Persons must follow the procedures in place within their respective divisions and business units and must also be sensitive to the types of situations that can give rise to such conflicts or apparent conflicts.

4.Outside Activities and Compensation

No Covered Person shall perform work or render services for any competitor of AMVESCAP or for any organization with which AMVESCAP does business or which seeks to do business with AMVESCAP, outside of the normal course of his or her employment with AMVESCAP, without

AIM FUNDS MANAGEMENT INC.                            CODE OF ETHICS - APPENDIX 2

the prior written approval of the company. Nor shall any such person be a director, officer, or consultant of such an organization, or permit his or her name to be used in any fashion that would tend to indicate a business connection with such organization, without such approval. Outside organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. With the above approval, Covered Persons may receive compensation for such activities.

Service with organizations outside of AMVESCAP can, however, raise serious regulatory issues, including conflicts of interest and access to material non-public information.

As an outside board member or officer, a Covered Person may come into possession of material non-public information about the outside company or other public companies. It is critical that a proper information barrier be in place between AMVESCAP and the outside organization, and that the Covered Person does not communicate such information to other Covered Persons in violation of the information barrier.

Similarly, AMVESCAP may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Covered Person must not be involved in any way in the business relationship between AMVESCAP and the outside organization.

AMVESCAP retains the right to prohibit membership by Covered Persons on any board of directors/trustees or as an officer of an outside organization where such membership might conflict with the best interests of the company. Approval will be granted on a case-by-case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if these issues can be satisfactorily resolved.

5.Personal Share Dealing

Purchasing and selling securities in a Covered Person's own account, or accounts over which the Covered Person has access or control, can give rise to potential conflicts of interest. As fiduciaries, we are held to the highest standards of conduct. Improperly gaining advance knowledge of portfolio transactions, or conducting securities transactions based upon information obtained at AMVESCAP, can be a violation of those standards.

All personal securities transactions must be pre-cleared unless an exemption is obtained. Generally, an exemption will be granted only for Covered Persons whose duties do not give them access to information regarding the sale or purchase of, or the recommendation to sell or purchase, securities in any portfolio. Transactions in certain retirement benefit plans, such as 401(k)s and Money Purchase Plans, and in specified categories of securities, are exempt from pre-clearance. Every Covered Person must also comply with the specific rules in effect in this area for the Covered Person's division or business unit.

AMVESCAP also has policies that specifically cover personal transactions in the shares and American Depositary Shares of the company. All Covered Persons are obligated to follow those procedures whenever they conduct such transactions.

AIM FUNDS MANAGEMENT INC.                            CODE OF ETHICS - APPENDIX 2

6.Information Barriers and Material Non-Public Information

In the conduct of our business, Covered Persons may come into possession of material non-public information. This information could concern an issuer, a client, a portfolio, the market for a particular security, or AMVESCAP itself. The purchase or sale of AMVESCAP's securities or the securities of other publicly-traded companies while aware of material nonpublic information about such company, or the disclosure of material nonpublic information to others who then trade in such company's securities, is prohibited by this Code of Conduct and by United States and other jurisdictions' securities laws. AMVESCAP's Board of Directors has adopted an insider trading policy that applies to all Covered Persons. All Covered Persons should review the insider trading policy carefully and follow the policies and procedures described therein. The failure of a Covered Person to comply with the company's insider trading policy may subject him or her to company-imposed sanctions, up to and including termination for cause, whether or not the failure to comply results in a violation of law. You should seek the advice of the applicable divisional or business unit General Counsel on any questions regarding this subject and the company's insider trading policy. All Covered Persons are prohibited from using such information in ways that violate the law, including for personal gain. Non-public information must be kept confidential, which may include keeping it confidential from other Covered Persons.

7.Anti-Bribery and Dealings with Governmental Officials

Special care must be taken when dealing with government customers. Activities that might be appropriate when working with private sector customers may be improper and even illegal when dealing with government employees, or when providing goods and services to another customer who, in turn, will deliver the company's product to a government end user. Many of the countries in which AMVESCAP conducts its business prohibit the improper influencing of governmental officials or other persons by the payment of bribes, gifts, political contributions, lavish hospitality or by other means. Our policy requires adherence to those restrictions.

Do not directly or indirectly promise, offer or make payment in money or anything of value to anyone, including a government official, agent or employee of a government, political party, labor organization or business entity or a candidate of a political party, or their families, with the intent to induce favorable business treatment or to improperly affect business or government decisions. This policy prohibits actions intended either to influence a specific decision or merely to enhance future relationships. In general, all travel and entertainment that Covered Persons provide to governmental officials must be pre-approved within the appropriate business unit. If approved, a written confirmation that such expenses do not violate local law must be obtained from an appropriate third party (e.g., the business unit's legal counsel or the government official's supervisor).

Covered Persons shall comply with all laws, rules and regulations governing political campaign finance and lobbying activities and shall not engage in any conduct that is intended to avoid the application of such laws to activities undertaken on AMVESCAP's behalf. In addition, appropriate executive officers shall monitor compliance with lobbyist registration and disclosure requirements by all individuals who act on behalf of AMVESCAP.

These prohibitions extend to any consultants or agents we may retain on behalf of AMVESCAP.

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AIM FUNDS MANAGEMENT INC.                            CODE OF ETHICS - APPENDIX 2

8. Anti-Discrimination and Harassment

AMVESCAP is committed to providing a work environment that is free of discrimination and harassment. Such conduct, whether overt or subtle, is demeaning, may be illegal, and undermines the integrity of the employment relationship.

Sexual harassment can include unwelcome sexual advances, requests for sexual favors, pressure to engage in a sexual relationship as a condition of employment or promotion, or conduct which creates a hostile or offensive work environment.

Discrimination can take many forms including actions, words, jokes, or comments based upon an individual's race, citizenship, ethnicity, color, religion, sex, veteran status, national origin, age, disability, sexual orientation, marital status or other legally protected characteristic. Any Covered Person who engages in harassment or discrimination will be subject to disciplinary action, up to and including termination of employment.

9. Anti-Money Laundering

In the global marketplace, the attempted use of financial institutions and instruments to launder money is a significant problem that has resulted in the passage of strict laws in many countries. Money laundering is the attempt to disguise money derived from or intended to finance illegal activity including drug trafficking, terrorism, organized crime, fraud, and many other crimes. Money launderers go to great lengths to hide the sources of their funds. Among the most common stratagems are placing cash in legitimate financial institutions, layering between numerous financial institutions, and integrating the laundered proceeds back into the economy as apparently legitimate funds.

All Covered Persons must be vigilant in the fight against money laundering, and must not allow AMVESCAP to be used for money laundering. Each business unit has developed an anti-money laundering program that is consistent with AMVESCAP's group-wide policy. Each Covered Person must comply with the applicable program.

10. Antitrust

The laws of many countries are designed to protect consumers from illegal competitive actions such as price fixing and dividing markets. It is AMVESCAP's policy and practice to compete based on the merits of our products and services. In order to further that policy, Covered Persons must not fix or control prices with competitors, divide up territories or markets, limit the production or sale of products, boycott certain suppliers or customers, unfairly control or restrict trade in any way, restrict a competitor's marketing practices, or disparage a competitor. Covered Persons must never discuss products, pricing or markets with competitors with the intent to fix prices or divide markets.

11. Data Privacy

Data privacy, as it relates both to our clients and our employees, has become a major political and legal issue in many jurisdictions in which we do business. A variety of laws in each of those jurisdictions governs the collection, storage, dissemination, transfer, use, access to and confidentiality of personal information and patient health information. These laws can work to

AIM FUNDS MANAGEMENT INC.                            CODE OF ETHICS - APPENDIX 2

limit transfers of such data across borders and even among affiliated entities in the AMVESCAP group of companies. AMVESCAP and its Covered Persons will comply with all provisions of these laws that relate to its business, including the privacy, security and electronic transmission of financial, health and other personal information. The company expects its Covered Persons to keep all such data confidential and to protect, use and disclose information in the conduct of our business only in compliance with these laws. The company will consider and may release personal information to third parties to comply with law or to protect the rights, property or safety of AMVESCAP and its customers. In accordance with AMVESCAP policies, each business unit has developed required disclosures and data security procedures applicable to that business unit. All Covered Persons must comply with the applicable procedures.

With respect to AMVESCAP Covered Persons, all salary, benefit, medical and other personal information relating to Covered Persons shall generally be treated as confidential. Personnel files, payroll information, disciplinary matters, and similar information are to be maintained in a manner designed to protect confidentiality in accordance with applicable laws. All Covered Persons shall exercise due care to prevent the release or sharing of such information beyond those persons who may need such information to fulfill their job functions. Notwithstanding the foregoing, all personnel information belongs solely to AMVESCAP and may be reviewed or used by the company as needed to conduct its business.

12. Communications with the Media and Analysts

AMVESCAP has a long-standing policy of co-operating with the news media and securities analysts. This policy is intended to enhance respect for the Company, provide accurate information, and achieve our business goals. Many countries have detailed rules with regard to the dissemination of information about public companies. In particular, a public company must have procedures for controlling the release of information that may have a material impact on its share price. The Communications and Corporate Affairs Department is responsible for formulating and directing our media relations policy worldwide. The Chief Financial Officer is responsible for AMVESCAP's relationships with analysts, including the release of price sensitive information. The individual businesses are responsible for interacting with the media on subjects that are within the scope of their businesses, with the advice and support of Communications and Corporate Affairs.

13. Electronic Communications

The use of electronic mail, the Internet and other technology assets is an important part of our work at AMVESCAP. Used improperly, this technology presents legal and business risks for the company and for individual employees. There are also important privacy issues associated with the use of technology, and related regulations are evolving.

All Covered Persons are required to use information technology for proper business purposes and in a manner that does not compromise the confidentiality of sensitive or proprietary information. All communications with the public, clients, prospects and fellow employees must be conducted with dignity, integrity, and competence and in an ethical and professional manner.

We must not use information technology to: transmit or store materials which are obscene, pornographic, or otherwise offensive; engage in criminal activity; obtain unauthorized access to

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AIM FUNDS MANAGEMENT INC.                            CODE OF ETHICS - APPENDIX 2

data or files; commit copyright violations; install personal software without permission; or make Internet statements, without permission, that suggest that the user is speaking on behalf of AMVESCAP or its affiliates.

14. Gifts and Relationships with Customers and Suppliers

AMVESCAP seeks to do business with clients and suppliers on a fair and equitable basis. We may not accept gifts of other than nominal value, or lavish entertainment, or other valuable benefits or special favors from customers or suppliers. We must observe any limits imposed by our business unit's policies, local laws, or regulations with respect to the acceptance of gifts or gratuities.

15. International Issues

If you conduct business for AMVESCAP outside of the U.S., in addition to being familiar with the local laws of the other countries involved, be sure you are familiar with the following U.S. laws and regulations. Violations of these laws can result in substantial fines, imprisonment and severe restrictions on the company's ability to do business.

FOREIGN CORRUPT PRACTICES ACT

The United States Foreign Corrupt Practices Act (FCPA) and similar laws in many other countries have a variety of provisions that regulate business in other countries and with foreign citizens. In essence, these laws make it a crime to promise or give anything of value to a foreign official or political party in order to obtain or keep business or obtain any improper advantage. It is also illegal to make payments to agents, sales representatives or other third parties if you have reason to believe your gift will be used illegally. Seek advice from the appropriate member of the Legal & Compliance Department for interpretation of the FCPA or similar laws if you are involved in any business dealings that involve foreign countries.

ANTI-BOYCOTT LAWS

From time to time, various countries may impose restrictions upon the ability of businesses in their jurisdiction to engage in commerce with designated individuals, countries or companies. These laws are commonly referred to as boycotts or trade embargoes. It may be against the law to cooperate in any boycotts between foreign countries not sanctioned by the laws of the place where your office is located. All requests for boycott support or boycott-related information must be reported to your supervisor and the member of the Legal & Compliance Department with responsibility for your office.

Similarly, many countries contribute the names of criminal or terrorist organizations or individuals to a common database and require financial institutions to screen customer lists against the database as part of their "Know Your Customer" obligations. We must be aware of, and where appropriate, adhere to any such restrictions.

EMBARGO SANCTIONS

The United States Treasury Department's Office of Foreign Assets Control prohibits U.S. companies and their foreign subsidiaries from doing business with certain countries and agencies

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AIM FUNDS MANAGEMENT INC.                            CODE OF ETHICS - APPENDIX 2

and certain individuals. The laws of other countries may have similar types of prohibitions. The regulations vary depending on the country and the type of transaction and often change as countries' foreign policies change. If you are aware of any sensitive political issues with a country in which AMVESCAP is doing or considering doing business, seek advice from the appropriate member of the Legal & Compliance Department.

16. Political Activities and Lobbying

Covered Persons are encouraged to vote in elections for which they are eligible, and to make contributions supporting candidates or parties of their choice. Covered Persons are also encouraged to express their views on government, legislation and other matters of local or national interest.

Many jurisdictions have imposed severe and complex restrictions on the ability of individuals and companies to make political contributions. You should assume that AMVESCAP and its Covered Persons are generally prohibited from certain types of political activities, and you must be familiar with the rules in effect for your business unit. No Covered Person may, under any circumstances, use Company funds to make political contributions without the prior written approval of a member of the Legal & Compliance Department, nor may you represent your personal political views as being those of the Company.

17. Retention of Books and Records

AMVESCAP corporate records are important assets. Corporate records include essentially everything you produce as a Covered Person, regardless of its format. A corporate record may be in the form of paper, computer tapes, microfilm, e-mail, or voice mail. It may be something as obvious as a memorandum or a contract or something not as obvious, such as a desk calendar, an appointment book, or an expense record.

AMVESCAP is required by law to maintain certain types of corporate records, usually for a specified period of time. Failure to retain such documents for such minimum periods could subject AMVESCAP to penalties and fines, cause the loss of rights, obstruct justice, place AMVESCAP in contempt of court, or place AMVESCAP at a serious disadvantage in litigation. However, storage of voluminous records over time is costly. Therefore, AMVESCAP has established controls to assure retention for required periods and timely destruction of retrievable records, such as paper copies and records on computers, electronic systems, microfiche, and microfilm. Even if a document is retained for the legally required period, liability could still result if a document is destroyed before its scheduled destruction date.

AMVESCAP and its affiliates are subject to the regulatory requirements of numerous countries and regulatory agencies. Virtually all of them have specific requirements concerning the creation, maintenance and storage of business records. AMVESCAP expects all Covered Persons to become familiar with and fully comply with the records retention/destruction schedule for the departments and office locations for which they work. If you believe documents should be retained beyond the applicable retention period, consult with the Legal & Compliance Department.

18. Sales and Marketing Materials

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AIM FUNDS MANAGEMENT INC.                            CODE OF ETHICS - APPENDIX 2

AMVESCAP is committed to building sustained, open, and honest relationships with our customers, and to complying with all relevant regulatory requirements. This requires that all marketing and sales-related materials be prepared under standards approved by the Legal & Compliance Department and, prior to use, reviewed and approved by the appropriate supervisor within a business unit. Covered materials include requests for proposals, client presentations, performance summaries, advertisements, and published market commentaries.

19. Substance Abuse

AMVESCAP is committed to providing a safe and healthy work place for all employees. The use, possession, sale, transfer, purchase, or being "under the influence" of drugs at any time while on Company premises or on Company business is prohibited. The term "drug" includes alcoholic beverages (other than in connection with entertainment events, or in other appropriate settings), prescriptions not authorized by your doctor, inhalants, marijuana, cocaine, heroin and other illegal substances.

20. Confidential Information

Confidential information includes all non-public information that might be of use to competitors, or harmful to the company or its customers, if disclosed. All information (in any form, including electronic information) that is created or used in support of company business activities is the property of AMVESCAP. This company information is a valuable asset and Covered Persons are expected to protect it from unauthorized disclosure. This includes AMVESCAP customer, supplier, business partner and employee data. United Kingdom, United States (federal and state) and other jurisdictions' laws may restrict the use of such information and impose penalties for impermissible use or disclosure.

Covered Persons must maintain the confidentiality of information entrusted to them by the company or its customers, vendors or consultants except when disclosure is properly authorized by the company or legally mandated. Covered Persons shall take all reasonable efforts to safeguard such confidential information that is in their possession against inadvertent disclosure and shall comply with any non-disclosure obligations imposed on AMVESCAP in its agreements with third parties.

Information pertaining to AMVESCAP's competitive position or business strategies, and information relating to negotiations with Covered Persons or third parties, should be protected and shared only with Covered Persons having a need to know such information in order to perform their job responsibilities.

22. Protection and Proper Use of Company Assets

All Covered Persons shall strive to preserve and protect the company's assets and resources and to promote their efficient use. The standards set forth below are intended to guide Covered Persons by articulating AMVESCAP's expectations as they relate to activities or behaviors that may affect the company's assets.

Personal Use of Corporate Assets

AIM FUNDS MANAGEMENT INC.                            CODE OF ETHICS - APPENDIX 2

Theft, carelessness and waste have a direct impact on AMVESCAP's profitability. Covered Persons are not to convert assets of the company to personal use. Company property should be used for the company's legitimate business purposes and the business of the company shall be conducted in a manner designed to further AMVESCAP's interest rather than the personal interest of an individual Covered Person. Covered Persons are prohibited from the unauthorized use or taking of AMVESCAP's equipment, supplies, materials or services. Prior to engaging in any activity on company time which will result in remuneration to the Covered Person or the use of AMVESCAP's equipment, supplies, materials or services for personal or non-work related purposes, officers and other Covered Persons shall obtain the approval of the supervisor of the appropriate business unit.

Use of Company Software

Covered Persons use software programs for word processing, spreadsheets, data management, and many other applications. Software products purchased by the company are covered by some form of licensing agreement that describes the terms, conditions and allowed uses. It is the company's policy to respect copyright laws and observe the terms and conditions of any license agreements. Copyright laws in the United States and other countries impose civil and criminal penalties for illegal reproductions and use of licensed software. You must be aware of the restrictions on the use of software and abide by those restrictions. AMVESCAP business equipment may not be used to reproduce commercial software. In addition, you may not use personal software on Company equipment without prior written approval.

Computer Resources/E-mail

The company's computer resources, which include the electronic mail system, belong to AMVESCAP and not to the Covered Person. They are not intended to be used for amusement, solicitation, or other non-business purposes. While it is recognized that Covered Persons will occasionally use the system for personal communications, it is expected that such uses will be kept to a minimum and that Covered Persons will be responsible and professional in their use of e-mail. The use of the computer systems to make or forward derogatory or offensive remarks about other people or groups is prohibited. E-mail messages should be treated as any other written business communication.

23. AMVESCAP Intellectual Property

Employees and officers must carefully maintain and manage the intellectual property rights of AMVESCAP, including patents, trademarks, copyrights and trade secrets, to preserve and protect their value. Information, ideas and intellectual property assets of AMVESCAP are important to the company's success.

AMVESCAP's name, logo, trademarks, inventions, processes and innovations are intellectual property assets and their protection is vital to the success of the company's business. The company's and any of its subsidiaries' names, logos and other trademarks and service marks are to be used only for authorized company business and never in connection with personal or other activities unless appropriately approved and in accordance with company policy. In addition, our Covered Persons must respect the intellectual property rights of third parties. Violation of these rights can subject both you and the company to substantial liability, including criminal penalties.

AIM FUNDS MANAGEMENT INC.                            CODE OF ETHICS - APPENDIX 2

Any work product produced in the course of performing your job shall be deemed to be a "work made for hire" and shall belong to AMVESCAP and is to be used only for the benefit of AMVESCAP. This includes such items as marketing plans, product development plans, computer programs, software, hardware and similar materials. You must share any innovations or inventions you create with your supervisor so that the company can take steps to protect these valuable assets.

24. Integrity and Accuracy of Financial Records

The preparation and maintenance of accurate books, records and accounts is required by law and essential to the proper discharge of financial, legal and reporting obligations. All Covered Persons are prohibited from directly or indirectly falsifying or causing to be false or misleading any financial or accounting book, record or account. In addition, all financial data must be completely and accurately recorded in compliance with applicable law and AMVESCAP's accounting policies and procedures. A Covered Person may violate this section by acting or by failing to act when he or she becomes aware of a violation or potential violation of this section.

25. Improper Influence on the Conduct of Audits

Every Covered Person must deal fairly and honestly with outside accountants performing audits, reviews or examinations of AMVESCAP's and its subsidiaries' financial statements. To that end, no Covered Person of AMVESCAP may make or cause to be made a materially false or misleading statement (or omit facts necessary to make the statements made not misleading) in connection with an audit, review or examination of financial statements by independent accountants or the preparation of any document or report required to be filed with a governmental or regulatory authority. Covered Persons of AMVESCAP also are prohibited from coercing, manipulating, misleading or fraudulently inducing any independent public or certified public accountant engaged in the performance or review of financial statements that are required to be filed with a governmental or regulatory authority if he or she knows or should have known that his or her actions could result in making those financial statements materially misleading.

26. Standards for AMVESCAP's Executive Chairman and Chief Financial Officer

AMVESCAP's Executive Chairman and Chief Financial Officer (the "Financial Officers") are required to take all reasonable steps to provide full, fair, accurate, timely and understandable disclosures in the reports and documents that AMVESCAP files with or submits to the U.S. Securities and Exchange Commission and other regulatory bodies and in other public communications made by AMVESCAP. In the event that a Financial Officer learns that any such report, document or communication does not meet this standard and such deviation is material, then the Financial Officers are required to review and investigate such deviation, advise the Board of Directors or the Audit Committee of the Board of Directors regarding the deviation and, where necessary, revise the relevant report, document or communication.

Although a particular accounting treatment for one or more of AMVESCAP's operations may be permitted under applicable accounting standards, the Financial Officers may not authorize or permit the use of such an accounting treatment if the effect is to distort or conceal AMVESCAP's true financial condition. The accounting standards and treatments utilized by AMVESCAP must, in all instances, be determined on an objective and uniform basis and without reference to a

AIM FUNDS MANAGEMENT INC.                            CODE OF ETHICS - APPENDIX 2

single transaction or series of transactions and their impact on AMVESCAP's financial results for a particular time period. Any new or novel accounting treatment or standard that is to be utilized in the preparation of AMVESCAP's financial statements must be discussed with AMVESCAP's Audit Committee and its independent auditors.

27. Policy and Procedures on Reporting Potential Material Violations

AMVESCAP's Audit Committee has adopted the following statement of policy with respect to the reporting by employees of potential material violations of this Code of Conduct, laws or regulations and our related non-retaliation policy:

"AMVESCAP strives to ensure that all activity by or on behalf of AMVESCAP is in compliance with applicable laws, rules and regulations. AMVESCAP and its employees must adhere to the highest standards of honest and ethical conduct. Employees of AMVESCAP and its subsidiaries are affirmatively required to report possible violations of the AMVESCAP Code of Conduct, laws or regulations promptly to their manager, a Human Resources Director at the employee's site, the employee's Legal and Compliance Department representative, or via the 24-hour toll-free, anonymous AMVESCAP Compliance Reporting Line.

AMVESCAP will not permit retribution, harassment, or intimidation of any employee who in good faith reports a possible violation. Specifically, AMVESCAP policy prevents any employee from being subject to disciplinary or retaliatory action by AMVESCAP or any of its employees or agents as a result of the employee's good faith:

      - Disclosing information to a government or law enforcement agency, where the employee has reasonable cause to believe that the information discloses a violation or possible violation of federal or state law or regulation; or

      - Providing information, causing information to be provided, filing, causing to be filed, testifying, participating in a proceeding filed or about to be filed, or otherwise assisting in an investigation or proceeding regarding any conduct that the employee reasonably believes involves a violation of: (1) any criminal law relating to securities fraud, mail fraud, bank fraud, or wire, radio, television or internet fraud; (2) any rule or regulation of the United States Securities and Exchange Commission or any other national, state or provincial securities regulatory authority; or any provision of applicable law relating to fraud against shareholders, where, with respect to investigations, such information or assistance is provided to or the investigation is being conducted by a national, state or provincial regulatory agency, a member of any parliamentary body, or a person at AMVESCAP with supervisory or similar authority over the employee.

However, employees who file reports or provide evidence which they know to be false or without a reasonable belief in the truth and accuracy of such information will not be protected by the above policy statement and may be subject to disciplinary action, including termination of their employment."

If you are a Covered Person with complaints or concerns regarding:

      i.    violations of this Code of Conduct or the rules mentioned herein;

AIM FUNDS MANAGEMENT INC.                            CODE OF ETHICS - APPENDIX 2

      ii.   violations of laws or regulations generally involving AMVESCAP; or

      iii. questionable accounting matters, internal accounting controls, auditing matters, breaches of fiduciary duty or violations of United States or foreign securities laws or rules (collectively "Accounting Matters"), including:

            - fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of AMVESCAP;

            - fraud or deliberate error in the recording and maintaining of financial records of AMVESCAP;

            - deficiencies in or non-compliance with AMVESCAP's internal accounting controls;

            - misrepresentation or false statements to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of AMVESCAP;

            - deviation from full and fair reporting of AMVESCAP's financial condition; or

            - fraudulent or criminal activities engaged in by officers, directors or employees of AMVESCAP;

you may report your concerns in any of three ways:

YOU CAN SPEAK WITH YOUR SUPERVISOR. We encourage you to first contact your immediate supervisor, who is in turn responsible for informing AMVESCAP's Compliance Reporting Line (described below) of any concerns raised.

YOU CAN SPEAK DIRECTLY WITH THE BUSINESS UNIT OR DIVISIONAL GENERAL COUNSEL. If you prefer not to discuss a concern with your own supervisor, you may instead contact the General Counsel of your business unit or division directly. You are also free to e-mail the business unit or divisional General Counsel at the appropriate e-mail address. Such person will then likewise be responsible for informing AMVESCAP's Compliance Reporting Line (described below) of any concerns raised.

YOU CAN CALL OUR COMPLIANCE REPORTING LINE. You may also call the AMVESCAP Compliance Reporting Line. If you are calling from a U.S. or Canadian location dial 1-866-297-3627. For calls from all other locations, dial an international operator and request a collect call to 1-704-943-1136. When asked for your name use "AMVESCAP." You can use the Compliance Reporting Line to report possible violations or to check on the status of a previously filed report. You can also report to the Compliance Reporting Line if you believe that a report previously made to company management, your supervisor, other management personnel or the applicable business unit or divisional General Counsel has not been addressed.

AIM FUNDS MANAGEMENT INC.                            CODE OF ETHICS - APPENDIX 2

The Compliance Reporting Line is administered by an outside vendor. The telephone operators for the Compliance Reporting Line have been trained to receive your call. The Compliance Reporting Line is available 24 hours a day, seven days a week. All calls will be answered by a live person. Calls are not recorded and are not able to be traced. You have the option to remain anonymous. If you remain anonymous, you will be given a numeric code so that you may call back and ask for follow up. You will be guided through the call and prompted by appropriate questions from the operator. You will be given a date on which you can call back and receive a follow up report. Once the call is completed, a report will be generated and sent to the appropriate departments within AMVESCAP based on the subject matter of your call. You are urged to call back for follow up, because in the event more information is required, this will be an opportunity for you to provide those details.

If you report a possible violation, regardless of the method that you use to make the report, it is important that you provide as much detail as possible, including names, dates, times, locations and the specific conduct in question. Only with sufficient specific information can AMVESCAP adequately investigate the reported action.

Your submission of information will be treated in a confidential manner to the extent reasonably possible. Please note, however, that if an investigation by AMVESCAP of the activities you have reported takes place, it may be impossible for AMVESCAP to maintain the confidentiality of the fact of the report or the information reported.

Complaints relating to Accounting Matters will be reviewed under Audit Committee direction and oversight by such persons as the Audit Committee determines to be appropriate. All other matters will be reviewed under the direction and oversight of the appropriate departments within AMVESCAP, usually also including the Legal & Compliance Department. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee or other reviewing department.

28. Disclosure; Amendments; Waivers

To the extent required by law, the company shall publicly (e.g., in its Annual Report on Form 20-F and/or on its website) disclose this Code of Conduct and its application to all of the company's Covered Persons.

This Code may only be amended by AMVESCAP's Board of Directors or a duly authorized committee thereof. To the extent required by law, amendments to the Code of Conduct shall be disclosed publicly.

Any waiver of the Code for any AMVESCAP senior financial officer or executive officer may be made only by the Board of Directors or a duly authorized committee thereof. To the extent required by law, any such waivers shall be disclosed publicly.

                                   CONCLUSION

As Covered Persons, each of us is obligated to read and understand this Code of Conduct and our relevant business unit's policies and procedures. No code of conduct, however, can address every situation for which guidance may be necessary. If you are unclear about a situation, stop and ask

AIM FUNDS MANAGEMENT INC.                            CODE OF ETHICS - APPENDIX 2

for guidance before taking action. All Covered Persons are expected to abide by both the letter and spirit of this Code. AMVESCAP will investigate reported violations of the Code and, if violations are found, may take disciplinary action, if appropriate, against the individuals involved, and may make reports, if appropriate, to civil, criminal or regulatory authorities. Any questions regarding the scope or interpretation of this Code should be referred to the appropriate Compliance or Legal officer.

Revised: August 2004

AIM FUNDS MANAGEMENT INC.                             CODE OF ETHICS - EXHIBIT 1

[AIM TRIMARK LOGO]

                               PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

INSTRUCTIONS: PLEASE SUBMIT THIS COMPLETED FORM TO THE CODE OF ETHICS OFFICER FOR PROCESSING.

PERSONAL INFORMATION

Name:

Employee Number:

Department:

Phone Number:

TRADE INFORMATION - PART 1

Name of Issuer/Security:

CUSIP Number and TICKER Symbol:

Transaction Type (Buy/Sell/Short Sale/Cover Short):

Security Type (common, option, bond, etc.)

Quantity (specify Par/Shares/Contracts):

Date by which proposed transaction is to be completed:
(Must be within 10 calendar days of request date for De Minimis Exemptions, and within 1 calendar day for all others.)

Name of broker/dealer to provide duplicate confirmation to Compliance Office:

NOTE: IF THIS IS YOUR FIRST TRADE, PLEASE LIST YOUR NETWORK LOGIN I.D. AND E-MAIL ADDRESS:

YES     NO    TRADE INFORMATION - PART 2

              Is this security on AIM's Restricted List?

              De Minimis Exemption requested? (If YES, please attach backup documentation to support market capitalization of issuer)

              Has a De Minimis Exemption been granted for a trade in this security within the last 30 calendar days?

              Is this an unregistered or private placement security?

              Have you executed an opposite trade involving this security within the last 60 days?

              Do any of the client accounts for which you provide investment advice hold any securities of this issuer?

              Have you considered any securities of this issuer for purchase by any client accounts for which you provide investment advice within the last 7 calendar days?

              Are you aware of any potential trades in this security by any client account?

EMPLOYEE CERTIFICATION

I have read AIM's Code of Ethics and related Procedures and I believe that this transaction complies with AIM's Code and related Procedures. To my knowledge, my execution of this trade will not violate securities rules or regulations. If circumstances change I will immediately notify the Code of Ethics Officer. To the best of my knowledge, no AIM client account is considering the purchase or sale of the same (or equivalent) securities of this issuer.

I understand that if an AIM client account trades in this same (or equivalent) security within 7 calendar days after my trade, I may be required to unwind or reverse this transaction and disgorge profits, if any. I will execute this trade within 1 business day of receiving approval from the Compliance Office, and within 10 calendar days if a De Minimis Exemption was granted.

SIGNATURE:                              DATE:

      Please send completed form via e-mail to: #TOR- Personal Trade
      Pre-Clearance

      If you do not have access to e-mail, then fax to 416-228-8752 or send completed form via interoffice, attention: Ayse Ozguven or Robert Dobbins

AIM FUNDS MANAGEMENT INC.                             CODE OF ETHICS - EXHIBIT 1

PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

(TO BE COMPLETED BY THE COMPLIANCE OFFICE AND TRADING DESK.)

SECURITY INFORMATION

CUSIP Number or TICKER Symbol:

Issuer/Security Name:

INVESTMENTS DEPARTMENT REVIEW

              Do any AIM client accounts currently hold this (or an equivalent) security?

              Have any transactions involving this (or an equivalent) security been made in any AIM client account within the last 7 calendar days?

              Are there any pending or anticipated transactions by any AIM client account involving this (or an equivalent) security?

Reviewed By:                                   Date:

COMPLIANCE OFFICE REVIEW

De Minimis Exemption Granted -- YES or NO?

Request AUTHORIZED/DENIED by:                     Date:

Reviewed By:                                            Date:

COMMENTS

AIM FUNDS MANAGEMENT INC.                             CODE OF ETHICS - EXHIBIT 2

COVERED ACCOUNT EXAMPLES

1.    GENERAL DESCRIPTION OF FINANCIAL INTEREST

      As used in the Procedures, FINANCIAL INTEREST will be interpreted in the same manner as beneficial ownership generally would be in determining whether a person is subject to Section 16 of the Securities Exchange Act of 1934, except that the determination of such ownership shall apply to all securities, including equity securities. For this purpose, FINANCIAL INTEREST means:

      - the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements;

                  - a direct or indirect pecuniary interest (i.e., the opportunity, directly or indirectly, to profit or share in a profit) in the issuer's securities, through relationship, understanding, agreement, contract or other arrangements; or

      - the power to vest such ownership in oneself at once, or at some future time.

      Using the above general definition as a broad guideline, the ultimate determination of FINANCIAL INTEREST will be made in light of the facts of the particular case. Key factors are the degree of the individual's ability to exercise control over the security and the ability of the individual to benefit from the proceeds of the security. Employees are encouraged to seek the advice of the Chief Compliance Officer if they have any questions concerning whether or not they have a FINANCIAL INTEREST in a security.

2.    GENERAL RULES

      1.    SECURITIES HELD BY FAMILY MEMBERS

            Generally, a person is regarded to have a FINANCIAL INTEREST in securities held in his/her name, as well as the name of his/her spouse and their minor children. These relationships ordinarily confer to the holders' benefits substantially equivalent to ownership. In addition, absent countervailing facts, it is expected that securities held by relatives who share the same home as the reporting person will be reported as a Covered Account by such person.

      2.    SECURITIES HELD BY A CORPORATION OR PARTNERSHIP

            Generally, ownership of securities in a company (i.e., corporation, partnership, etc.) does not constitute FINANCIAL INTEREST with respect to the holdings of the company in the securities of another issuer. However, an owner of securities issued by a company will be deemed to have a FINANCIAL INTEREST in the securities holdings of the company where:

            - the company is merely a medium through which one or several persons in a small group invest or trade in securities;

            - the owner owns 25% or more of the outstanding voting securities of, or a 25% or more equity interest in, the company; and

            -     the company has no other substantial business.

AIM FUNDS MANAGEMENT INC.                             CODE OF ETHICS - EXHIBIT 2

            In such cases, the person or persons who are in a position of control of the company are deemed to have a FINANCIAL INTEREST in the securities of the company.

      3.    SECURITIES HELD IN TRUST

            FINANCIAL INTEREST in the securities of a private trust includes:

            - the ownership of securities as a trustee where either the trustee or members of his "immediate family" have a vested interest in the income or corpus of the trust;

            -     the ownership of a vested beneficial interest in a trust; and

            - the ownership of securities as a settler of a trust in which the settler has the power to revoke the trust without obtaining the consent of all beneficiaries.

            As used in this section, the "immediate family" of a trustee means:

            - a son or daughter of the trustee, or a descendent of either (including legally adopted children);

            -     a stepson or stepdaughter of the trustee;

            -     the father or mother of the trustee; and

            -     a spouse of the trustee.

      4.    NON-FINANCIAL INTEREST

            FINANCIAL INTEREST does not include, however, indirect investment by any person in the individual portfolio securities held by:

            - any holding company registered under the Public Utility Holding Company Act;

            -     any investment company registered under the Investment Company
                  Act;

            - a pension or retirement plan holding securities of an issuer whose employees generally are the beneficiaries of the plan; and

            -     a business trust with over 25 beneficiaries.

            Participation in a pension or retirement plan will result in FINANCIAL INTEREST of the portfolio securities if plan participants can withdraw and trade the securities without withdrawing from the plan.

            Upon selling, transferring or otherwise disposing of securities in another company's 401(k) plan, the transaction must be reported within 10 days to the Code of Ethics Officer if the transaction consists of "reportable securities."

AIM FUNDS MANAGEMENT INC.                             CODE OF ETHICS - EXHIBIT 2

3.    EXAMPLES OF FINANCIAL INTEREST

      1.    SECURITIES HELD BY FAMILY MEMBERS

            Example 1-A. X and Y are married. Although Y has an independent source of income from a family inheritance and segregates her funds from those of her husband's, Y contributes to the maintenance of the family's home. X and Y have engaged in joint estate planning and have the same financial advisor. Since X and Y's resources are clearly significantly directed toward their common property, they are be deemed to have a FINANCIAL INTEREST in each other's securities.

            Example 1-B. X and Y are separated and have filed for divorce. Neither party contributes to the support of the other. X has no control over the financial affairs of his wife. X is deemed to have no FINANCIAL INTEREST in Y's securities.

            Example 1-C. X's adopted son Z lives in X's home. Z is self-supporting and contributes to household expenses. X is deemed to have a FINANCIAL INTEREST in Z's securities.

            Example 1-D. X's mother A, lives alone and is financially independent. X has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. X borrows freely from A without being required to pay back funds with interest, if at all. X takes out personal loans from A's bank in A's name, and the interest from such loans is paid from A's account. X is a significant heir of A's estate. X is deemed to have a FINANCIAL INTEREST in A's estate.

      2.    SECURITIES HELD BY A COMPANY

            Example 2-A. O is a holding company with five shareholders. Although O's company does no business on its own, it has several wholly owned subsidiaries that manufacture oil related products. X is a controlling shareholder of O's company. X is deemed to have a FINANCIAL INTEREST in the securities holdings of O.

      3.    SECURITIES HELD IN TRUST

            Example 3-A. X is trustee of a trust created for his minor children. When both of X's children reach the age of 21, each will receive an equal share of the corpus of the trust. X is deemed to have a FINANCIAL INTEREST in the trust.

            Example 3-B. X is trustee of an irrevocable trust for his daughter. X is a director of the issuer of the equity securities held by the trust. The daughter is entitled to the income of the trust until she is 25 years old and is then entitled to the corpus. If the daughter dies before reaching 25, X is entitled to the corpus. X is deemed to have a FINANCIAL INTEREST in the irrevocable trust.

AIM FUNDS MANAGEMENT INC.                             CODE OF ETHICS - EXHIBIT 3

[AIM TRIMARK LOGO]

                            AIM FUNDS MANAGEMENT INC.
                                 CODE OF ETHICS
                      INITIAL/ANNUAL ACKNOWLEDGEMENT FORM

I have read and understood AIM's Code of Ethics. I understand that as an AIM employee, I am subject to the Code. I certify that since the last time I signed an Acknowledgment, I have complied with the requirements of the Code as they apply to me. I also confirm that I will continue to abide by its Rules and Procedures. I understand that any violation of the Code may lead to sanctions up to and including dismissal. I also understand that if I have profited from violations of the Code, I may be required to give up those gains.

For Access Persons Only

If I am an Access Person, I have disclosed to the Code of Ethics Officer all personal securities transactions for my Covered Accounts. Furthermore, I will continue to do so as long as I am an Access Person employed with AIM. I will continue to keep this information current with the Code of Ethics Officer. In addition, I have disclosed to the Code of Ethics Officer any involvement I have in outside activities as a director, officer or trustee of a non-AIM entity.

I understand that there are prohibitions, restrictions and blackout periods on certain types of securities transactions.

                        Print Name _______________________________

                        Signature  _______________________________

                        Date       _______________________________

[AIM TRIMARK LOGO]

To:  _____________________________________________
      (Insert Name & Address of Financial Advisor)
     _____________________________________________

     _____________________________________________

Re:  Account # ___________________________________       Name: _________________

               ___________________________________             _________________

DIRECTION & AUTHORIZATION
TO SEND DUPLICATE TRADE CONFIRMATIONS AND
ANNUAL TRADING SUMMARIES TO AIM

The holder of the above referenced accounts is subject to the Code of Ethics and Personal Securities Trading Policies of AIM Funds Management Inc. As a result, certain information with respect to these accounts is required to be disclosed to the Code of Ethics Officer at AIM.

You are hereby authorized and directed to send duplicate copies of all trade confirmations, monthly statements and annual trading summaries relating to all activity in the above accounts to:

                            AIM Funds Management Inc.
                          5140 Yonge Street, Suite 900
                                Toronto, Ontario
                                     M2N 6X7

                        Attention: Compliance Department

Trade confirmations must be received by the Code of Ethics Officer within 10 days of trade settlement. Please contact Mr. Robert Dobbins at 416.228.4118 or the writer if you have any questions in connection with this direction.

Sincerely,

Name:    _____________________________  Date: ________________________________
              (Name of Employee)

Address: _____________________________________________________________________

         _____________________________________________________________________